UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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INTUITIVE SURGICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1020 Kifer Road
Sunnyvale, California 94086

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 21, 2016
TO THE STOCKHOLDERS OF INTUITIVE SURGICAL, INC.:
Notice is hereby given that the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Intuitive Surgical, Inc. (the "Intuitive Surgical" or the "Company") will be held at 1020 Kifer Road, Sunnyvale, California 94086 on Thursday, April 21, 2016, at 3:00 p.m., Pacific Daylight Time, for the following purposes:

•	to elect nine members to the Board of Directors of the Company to serve until the 2017 Annual Meeting of Stockholders (Proposal No. 1);

•	to consider and approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Proxy Statement ("NEOs") (Proposal No. 2);

•	to ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal No. 3);

•	to approve the amendment and restatement of the 2010 Incentive Award Plan (Proposal No. 4); and

•	to transact any other business which is properly brought before the Annual Meeting or adjournments or postponements thereof.
Only stockholders of record at the close of business on February 25, 2016, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.
We are pleased to continue to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow us to furnish our proxy materials to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, most of our stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and our 2015 Annual Report. The Notices are being mailed to stockholders starting on or about March 9, 2016. We believe that this process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and the costs incurred by us in printing and mailing the proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a copy of our proxy materials, including the attached Proxy Statement, our 2015 Annual Report and a form of proxy card or voting instruction card, electronically by email.
Your vote is important. Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote as soon as possible.
On behalf of our Board of Directors, thank you for your participation in this important annual process.

By order of the Board of Directors

/s/ Gary S. Guthart, Ph.D.
Gary S. Guthart, Ph.D.
President and Chief Executive Officer
Sunnyvale, California
March 4, 2016
Please note that attendance at the Annual Meeting will be limited to stockholders as of the record date, or their authorized representatives, and guests of Intuitive Surgical.

INTUITIVE SURGICAL, INC.

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
Why am I receiving these materials?
Our Board of Directors (the “Board”) has made these materials available to you on the Internet, or has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies to be voted at our Annual Meeting of Stockholders to be held on April 21, 2016, at 3:00 p.m., Pacific Daylight Time, at the location and for the purposes as set forth in the “Notice of Annual Meeting of Stockholders.” This solicitation is made on behalf of our Board and we will pay the entire cost of solicitation. Our directors, officers, and employees may also solicit proxies by telephone, fax, or personal interview. No additional compensation will be paid to these directors, officers, and employees for these services. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. The approximate date on which this Proxy Statement and form of proxy will be first sent and made available to stockholders is March 9, 2016.
What is included in these materials?
These materials include:

•	This Proxy Statement for the Annual Meeting; and

•	Our 2015 Annual Report to Stockholders, which includes our audited consolidated financial statements.
If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.
What items will be voted on at the Annual Meeting?
You will be voting for the following proposals:

1.	The election of nine members to the Board of Directors to serve until the 2017 Annual Meeting of Stockholders (Proposal No. 1);

2.	The advisory approval of the compensation of our Named Executive Officers (Proposal No. 2);

3.
The ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal No. 3); and

4.	The approval of the amendment and restatement of the 2010 Incentive Award Plan (Proposal No. 4).
What are the Board’s voting recommendations?
The Board recommends that you vote your shares:

•	“FOR” the election of each of the nominees to the Board (Proposal No. 1);

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (Proposal No. 2);

•	“FOR” the ratification of the appointment of PwC as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2016 (Proposal No. 3); and

•	“FOR” the approval of the amendment and restatement of the 2010 Incentive Award Plan (Proposal No. 4).
Where are Intuitive Surgical’s principal executive offices located, and what is Intuitive Surgical’s main telephone number?
Our principal executive offices are located at 1020 Kifer Road, Sunnyvale, California 94086, and our main telephone number is (408) 523-2100.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We are pleased to continue to take advantage of the SEC rules that allow us to furnish our proxy materials to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, most of our stockholders of record and beneficial owners have received a Notice of Internet Availability of Proxy Materials ("Notice") and will not receive a full set of proxy materials in the mail unless requested. Instructions on how to access the proxy materials on the Internet may be found on the website referred to in the Notice. If you would like to receive our proxy materials electronically by email, you should follow the instructions for requesting such materials provided in the Notice. Your election to receive proxy materials electronically by email will remain in effect until you terminate such election. Choosing to receive future proxy materials electronically by email will reduce the environmental impact and the costs incurred by us in printing and mailing the proxy materials.
How can I get electronic access to the proxy materials?
Registered and Beneficial Stockholders
You can view the proxy materials for the Annual Meeting on the Internet at www.envisionreports.com/ISRG.
Who may vote at the Annual Meeting?
The Board of Directors set February 25, 2016, as the record date for the Annual Meeting. All stockholders of record who owned Intuitive Surgical common stock at the close of business on February 25, 2016, are entitled to receive notice of, to attend, and to vote at the Annual Meeting. Each share of the Intuitive Surgical common stock has one vote on each matter, and there is no cumulative voting. At the close of business on the record date, there were 37,677,680 shares of common stock outstanding.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC (“Computershare”), you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials, you will receive a proxy card by mail.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice is forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials, you will receive a voting instruction form by mail.
How can I vote my shares?
In Person — If you are a stockholder of record, you may vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. If you are a beneficial owner, you are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the meeting.
Via the Internet — You may vote by proxy via the Internet by visiting www.investorvote.com/ISRG for stockholders of record and www.proxyvote.com for beneficial owners.
By Telephone — If you requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the voting instruction form.
By Mail — If you requested printed copies of the proxy materials by mail, and if you are a stockholder of record, you may also vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you requested printed copies of the proxy materials by mail and you are a beneficial owner, you may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided.
What is the quorum requirement for the Annual Meeting?
The holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, withheld or abstained, if you:

•	are present and vote in person at the Annual Meeting; or

•	have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.
Broker non-votes will also be counted as present and entitled to vote for purposes of determining if there is a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?
All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.
What happens if I do not give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or

•	sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which ballot measures are considered “routine” or “non-routine”?
The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2016 (Proposal No. 3) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.
The election of directors (Proposal No. 1), the advisory approval of the compensation of our Named Executive Officers (Proposal No. 2), and the approval of the amendment and restatement of our 2010 Incentive Award Plan (Proposal No. 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these three proposals.
What is the voting requirement to approve each of the proposals?
For Proposal No. 1, each director must be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director, with abstentions and broker non-votes not counted as votes cast as either “FOR” or “AGAINST” such director’s election.
Approval of Proposal No. 2, No. 3, and No. 4 require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
How are abstentions and broker non-votes treated?
Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Shares voted “ABSTAIN” on proposals other than the election of directors will have the same effect as voting against the matter. Brokers, banks, and other nominees have the power to vote without receiving voting instructions from the owner on Proposal No. 3, so the Company expects no broker non-votes on this proposal. For Proposal No. 1, No. 2, and No. 4, broker non-votes are not deemed to be entitled to vote for purposes of determining whether stockholder approval of a matter has been obtained. As a result, broker non-votes are not included in the tabulation of voting results for these proposals for purposes of determining whether proposals have been approved. In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following instructions provided on the Notice.
Can I change my vote?
You may revoke your proxy at any time before it is actually voted at the Annual Meeting by:

•	delivering written notice of revocation to our Corporate Secretary at 1020 Kifer Road, Sunnyvale, California 94086;

•	submitting a later dated proxy; or

•	attending the Annual Meeting and voting in person.

Your attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the Annual Meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder in accordance with the beneficial holder’s instructions.
Who will serve as the inspector of election?
A representative from Computershare will serve as the inspector of election to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in our current report on Form 8-K within four business days after the Annual Meeting.
How can I attend the Annual Meeting?
Attendance at the Annual Meeting is limited to stockholders. Admission to the Annual Meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the record date. The use of cell phones, smartphones, pagers, recording and photographic equipment, and/or computers is not permitted in the meeting rooms at the Annual Meeting.
Deadline for receipt of stockholder proposals for 2017 Annual Meeting of Stockholders.
Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit to the Board of Directors proposals to be considered for submission to the stockholders at the 2017 Annual Meeting of Stockholders. In order to be considered for inclusion in the proxy material to be disseminated by the Board of Directors, your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Corporate Secretary at Intuitive Surgical, Inc., 1020 Kifer Road, Sunnyvale, California 94086 and must be received no later than November 9, 2016. Your notice must include:

•	your name and address and the text of the proposal to be introduced;

•	the number of shares of stock you hold of record, beneficially own and represent by proxy as of the date of your notice; and

•	a representation that you intend to appear in person or by proxy at the Annual Meeting to introduce the proposal specified in your notice.

The chairperson of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Bylaws. Our Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting outside the processes of Rule 14a-8. To be considered timely under these provisions, the stockholder’s notice must be received by our Corporate Secretary at our principal executive offices at the address set forth below no earlier than December 22, 2016, and no later than January 21, 2017. If the date of our 2017 Annual Meeting is more than 30 days before or more than 60 days after April 20, 2017, the stockholder’s notice must be received not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such annual meeting was first made. A stockholder providing such notice must also further update and supplement such notice so that the information provided or required to be provided is true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement must be received by our Corporate Secretary at our principal executive offices not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director or to bring any other item before an annual meeting, other than proposals intended to be included in the proxy materials pursuant to Rule 14a-8, review a copy of our Bylaws, as amended and restated to date, which can be found at http://www.intuitivesurgical.com or, without charge, from our Corporate Secretary at the address below:
Intuitive Surgical, Inc.
Attn: Corporate Secretary
1020 Kifer Road
Sunnyvale, CA 94086-5301

DIRECTORS AND CORPORATE GOVERNANCE
General Information
The Board of Directors (the “Board”) has ten authorized seats. Mr. Eric H. Halvorson has informed the Company of his decision to retire and will not seek re-election at the Annual Meeting. Following Mr. Halvorson’s retirement and effective immediately prior to the Annual Meeting, the number of authorized seats on the Board will be reduced to nine. All of the existing directors, except Mr. Halvorson, have been nominated for re-election at the Annual Meeting to serve a one-year term expiring at the 2017 Annual Meeting of Stockholders or until a successor has been elected and qualified.
Our Bylaws provide for a majority voting standard in uncontested elections of directors. As such, in an election where the number of nominees for director does not exceed the number of directors to be elected, a nominee for a director will be elected to the Board of Directors if the number of shares voted for the nominee exceeds the number of shares voted against the nominee. The majority voting standard would not apply, however, if the number of nominees for director exceeds the number of directors to be elected. In that case, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting would be elected.
The majority voting standard will apply to the election taking place at the meeting. Consequently, in order to be elected, a nominee must receive more “for” votes than “against” votes. Proxies may not be voted for more than the nine nominees, and stockholders may not cumulate votes in the election of directors. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for such nominee, if any, as may be designated by the Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.
Our Board is currently composed of a group of leaders with broad and diverse experience in many fields, including: management of large global enterprises; technology and innovation leadership; healthcare; and financial services. In these positions, they have also gained industry knowledge and significant and diverse management experience, including with respect to strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of the directors also have experience serving as executive officers, or on board of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends. Other directors have significant academic and research experience and bring unique perspectives to the Board. The biographies below describe the skills, qualities, attributes, and experiences of each of the directors that, among other things, led the Board to recommend them for re-election.
The Governance and Nominating Committee of the Board and the Board believe the skills, qualities, attributes, and experiences of its current directors and director nominees provide the Company with business acumen and a diverse range of perspectives to engage each other and management to effectively address the evolving needs of the Company and represent the best interests of the Company’s stockholders.
The names of the nominees, their ages as of February 15, 2016, and certain other information about them are set forth below:

Name of Director	Age	Principal Occupation	Director Since
Craig H. Barratt, Ph.D.	53	Senior Vice President, Access and Energy, Google, Inc.	2011
Michael A. Friedman, M.D.	72	Emeritus Cancer Center Director, City of Hope	2015
Gary S. Guthart, Ph.D.	50	President and Chief Executive Officer, Intuitive Surgical, Inc.	2009
Amal M. Johnson	63	Executive Chairman of the Board, Author-IT, Inc.	2010
Keith R. Leonard, Jr.	54	Former President and Chief Executive Officer, Kythera Biopharmaceuticals, Inc.	2016
Alan J. Levy, Ph.D.	78	Chief Executive Officer of Chrono Therapeutics Inc. and Venture Partner, Frazier Healthcare Ventures	2000
Mark J. Rubash	58	Chief Financial Officer, Eventbrite, Inc.	2007
Lonnie M. Smith	71	Chairman of the Board and Former Chief Executive Officer, Intuitive Surgical, Inc.	1997
George Stalk, Jr.	65	Senior Advisor, The Boston Consulting Group	2007
The principal occupations, positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board of Directors to conclude that they should serve on the Board, are described below. There are no family relationships among any of our directors or executive officers.

Nominees for Director
Craig H. Barratt, Ph.D. has been a member of our Board of Directors since April 2011. He is currently Senior Vice President, Access and Energy, at Google, Inc. an Internet company, which he joined in June 2013. He previously served as President of Qualcomm Atheros, the networking and connectivity subsidiary of Qualcomm Inc. ("Qualcomm""), a mobile technology company, from May 2011 to February 2013. He served as President, Chief Executive Officer and a director of Atheros Communications, Inc., a fabless semiconductor company, from 2003 until its 2011 acquisition by Qualcomm. Prior to joining Atheros as Vice President of Technology in 2002, Dr. Barratt held a number of positions at ArrayComm, Inc., a company specializing in multi-antenna signal processing. Dr. Barratt holds Ph.D. and Master of Science degrees from Stanford University, as well as a Bachelor of Engineering degree in electrical engineering and a Bachelor of Science degree in pure mathematics and physics from the University of Sydney in Australia. Dr. Barratt is a co-inventor of a number of U.S. patents in fields including wireless communications and medical imaging and has co-authored a book on linear controller design.
Dr. Barratt’s qualifications to serve on our Board include his leadership of a high growth technology company.
Michael A. Friedman, M.D. has been a member of our Board of Directors since July 2015. Dr. Friedman currently serves as the Emeritus Cancer Center Director at City of Hope, a leading cancer research, treatment and education institution. Dr. Friedman was the President and Chief Executive Officer of City of Hope from May 2003 to December 2013 and holder of the Irell & Manella Cancer Center Director’s Distinguished Chair. Before leading City of Hope, from September 2001 until April 2003, Dr. Friedman held the position of Senior Vice President of Research and Development, Medical and Public Policy, for Pharmacia Corporation and, from July 1999 until September 2001, was a Senior Vice President of Searle, a subsidiary of Monsanto Company. From 1995 until June 1999, Dr. Friedman served as Deputy Commissioner for Operations for the Food and Drug Administration, and was Acting Commissioner and Lead Deputy Commissioner from 1997 to 1999. Dr. Friedman has also served on the Board of Directors of MannKind Corporation since December 2003, Celgene Corporation since February 2011, and Smith & Nephew plc since April 2013. Dr. Friedman holds a Bachelor of Arts degree, magna cum laude, from Tulane University, and a Doctorate in Medicine from the University of Texas. He is board certified in internal medicine and medical oncology.
Dr. Friedman brings to the Board extensive operational and leadership experience, including from his service as a deputy and acting commissioner of the FDA.
Gary S. Guthart, Ph.D. joined Intuitive Surgical in April 1996. In July 2007, Dr. Guthart was promoted to President and in January 2010, he was appointed as Chief Executive Officer. Prior to that, in February 2006, Dr. Guthart assumed the role of Chief Operating Officer. Prior to joining Intuitive, Dr. Guthart was part of the core team developing foundation technology for computer enhanced-surgery at SRI International (formerly Stanford Research Institute). Dr. Guthart has served as a member of the Board of Directors of Affymetrix, Inc. since May 2009. He received a B.S. in Engineering from the University of California, Berkeley and an M.S. and a Ph.D. in Engineering Science from the California Institute of Technology.
Dr. Guthart brings to the Board business, operating, financial, and scientific experience. His service as the Chief Executive Officer of Intuitive Surgical enables the Board to perform its oversight function with the benefits of management’s perspectives on the business.
Amal M. Johnson has been a member of our Board of Directors since April 2010. Ms. Johnson is currently the Executive Chairman of Author-IT Inc., a Software as a Service (“SaaS”) private company that provides a platform for creating, maintaining, and distributing single-sourced technical content. Prior to joining Author-IT, Ms. Johnson led MarketTools, Inc. (“MarketTools”), a SaaS company as Chief Executive Officer from 2005 to 2008, and then as Chairman of the Board until the company was acquired in January 2012. Prior to MarketTools, Ms. Johnson was a general partner at Lightspeed Venture Partners, focusing on enterprise software and infrastructure, from March 1999 to March 2004. Previously, Ms. Johnson also held various positions at Baan Company N.V., including as President of Baan Supply Chain Solutions, President of Baan Affiliates, and President of Baan Americas, from October 1994 to January 1999. Prior to that, Ms. Johnson served as President of ASK Manufacturing Systems from August 1993 to July 1994 and held executive positions at IBM from 1977 to June 1993. Ms. Johnson holds a Bachelor of Arts in Mathematics from Montclair State University and studied Computer Science at Stevens Institute of Technology Graduate School of Engineering. Ms. Johnson has served on the Board of Directors of CalAmp since December 2013 and Mellanox Technologies, Ltd. since October 2006.
Ms. Johnson brings to the Board her leadership and operational experience, including from her service as the Chairman of the Board of Directors and Chief Executive Officer of a technology company.
Keith R. Leonard, Jr. has been a member of our Board of Directors since January 2016. He has more than 20 years of experience in the pharmaceutical industry and most recently served as President, Chief Executive Officer and a member of the board of directors of Kythera Biopharmaceuticals, Inc., a biopharmaceutical company that he co-founded, that focused on discovering, developing, and commercializing drugs for the aesthetic medicine market, from 2005 until its acquisition by Allergan plc in October 2015. From 1991 to 2004, Mr. Leonard held various positions at Amgen Inc., most recently as Senior Vice President and General Manager of Amgen Europe where he was responsible for all commercial operations in 28 European countries. Mr.

Leonard received a B.S. in Engineering from the University of California, Los Angeles, a B.A. in History from the University of Maryland, an M.S. in Engineering from the University of California, Berkeley, and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles. Mr. Leonard has served on the Board of Directors of director of Anacor Pharmaceuticals, Inc. since May 2014.
Mr. Leonard’s qualifications to serve on our Board include his operational and leadership experience with public companies in the pharmaceutical industry.
Alan J. Levy, Ph.D. has been a member of our Board of Directors since February 2000. He has also been a Venture Partner at Frazier Healthcare Ventures since 2007. Dr. Levy is currently the Chairman and Chief Executive Officer of Chrono Therapeutics, a privately-held digital drug producer company, which he joined in February 2014. From June 2010 to January 2013 he was the Chief Executive Officer of Incline Therapeutics, Inc., a novel drug/device company that was acquired by the Medicines Company in 2013. He served as Chairman of the Board of Directors of Northstar Neuroscience, Inc. (“Northstar Neuroscience”), a medical device company he co-founded, from 2007 to 2009. Prior to that, he was the President and Chief Executive Officer of Northstar Neuroscience from 1999 to 2007. From 1993 to 1998, Dr. Levy served as President and Chief Executive Officer of Heartstream, Inc., a medical device company that was acquired by Hewlett-Packard in 1998. Prior to joining Heartstream, he was President of Heart Technology, Inc. (“Heart Technology”), a medical device company that was acquired by Boston Scientific in 1995. Before joining Heart Technology, Dr. Levy was Vice President of Research and New Business Development and a member of the Board of Directors of Ethicon, a division of Johnson & Johnson. Dr. Levy holds a B.S. in Chemistry from City University of New York and a Ph.D. in Organic Chemistry from Purdue University. Dr. Levy currently serves as a director of several private companies and not-for-profit organizations.
Dr. Levy’s qualifications to serve on our Board as the independent lead director (“Lead Director”) include his service as the Chief Executive Officer for three medical device companies and an understanding of physicians and other health care providers who are central to the use and development of our products.
Mark J. Rubash has been a member of our Board of Directors since October 2007. Mr. Rubash is the Chief Financial Officer at Eventbrite, Inc. (“Eventbrite”), a privately-held e-commerce company, which he joined in June 2013. Prior to Eventbrite, Mr. Rubash was Chief Financial Officer at Heartflow, Inc. (“Heartflow”), a privately-held medical diagnostic services company, which he joined in March 2012. Prior to Heartflow, Mr. Rubash was the Chief Financial Officer at Shutterfly, Inc. (“Shutterfly”), an Internet-based social expression and personal publishing company. Prior to joining Shutterfly in November 2007, Mr. Rubash was the Chief Financial Officer of Deem, Inc. (formerly, Rearden Commerce), an eCommerce platform company, from August 2007 to November 2007 and previous to that, Mr. Rubash was a Senior Vice President at Yahoo! Inc. (“Yahoo!”) from February 2007 to August 2007. Prior to joining Yahoo!, Mr. Rubash held various senior positions at eBay Inc. from February 2001 to July 2005. Prior to that, Mr. Rubash was also an audit partner at PwC, where he was most recently the Global Leader for their Internet Industry Practice and Practice Leader for their Silicon Valley Software Industry Practice. Mr. Rubash received his B.S. in Accounting from California State University Sacramento. Mr. Rubash has served as a member of the Board of Directors and Chairman of the Audit Committee of Line 6 Corporation from April 2007 to January 2014 and has served as a member of the Board of Directors of IronPlanet, Inc. since March 2010.
Mr. Rubash’s qualifications to serve on our Board include his experience with public company financial accounting matters and risk management.
Lonnie M. Smith has served on our Board since he joined Intuitive Surgical as Chief Executive Officer in June 1997, from Hillenbrand Industries where he was Senior Executive Vice President. Mr. Smith served as Chief Executive Officer of Intuitive Surgical from June 1997 to January 2010 and remained as an executive officer of Intuitive Surgical from January 2010 to January 2013. Mr. Smith joined Hillenbrand in 1978 and during his tenure he was also a member of the Executive Committee, the Office of the President and the Board of Directors. Mr. Smith has also held positions with The Boston Consulting Group and IBM Corporation. Mr. Smith received his B.S.E.E. from Utah State University and an M.B.A. from Harvard Business School. Mr. Smith served as a member of the Board of Directors of Tandem Diabetes Care, Inc. from January 2013 to December 2015 and has served as a member of the board of directors of several private companies.
Having been the Chief Executive Officer of the Company until 2009, Mr. Smith brings institutional knowledge of the Company’s business, structure, history, and culture to the Board and the Chairman position.
George Stalk Jr. has been a member of our Board of Directors since October 2007. He is currently a Senior Advisor and Fellow at The Boston Consulting Group (“BCG”) in the Toronto Office. Prior to that, until December 2008, Mr. Stalk served as a Senior Partner and Fellow at BCG. Mr. Stalk started with BCG in Boston in 1978 and has been with the firm’s Tokyo and Chicago offices as well.  Mr. Stalk is also an Adjunct Professor of Strategy at the Rotman School of Business-University of Toronto and a Senior Partner at Banyan Family Business Advisors. Mr. Stalk received a B.S. in Engineering Mechanics from the University of Michigan, an M.S. in Aeronautics and Astronautics from Massachusetts Institute of Technology and an M.B.A. from Harvard Business School. Mr. Stalk has led BCG’s worldwide innovation efforts and co-authored several best-selling books on business strategy.

Mr. Stalk’s qualifications to serve on our Board include his financial expertise, strategy, international consulting experience with a variety of companies and experience in the oversight of risk management.
Board Size
The number of authorized directors constituting the full Board is currently set at ten and will be reduced to nine immediately prior to the Annual meeting. The Board of Directors evaluates the appropriateness of the size of the Board from time to time. In establishing its size, the Board, as recommended by the Governance and Nominating Committee, considers a number of factors, including (i) resignations and retirements from the current Board; (ii) the availability of appropriate and qualified candidates; (iii) balancing the desire of having a small enough Board to facilitate deliberations with, at the same time, having a large enough Board to have the diversity of knowledge, experience, skills, and expertise to ensure that the Board and its committees can effectively perform their responsibilities in overseeing the Company’s business; and (iv) the goal of having an appropriate mix of inside and independent directors.
Nomination Process
The Governance and Nominating Committee identifies director nominees by reviewing the desired experience, mix of skills, and other qualities to assure appropriate Board composition, taking into consideration the current Board members and the specific needs of the Company and the Board.
The Governance and Nominating Committee will consider nominees recommended by stockholders, and any such recommendations should be sent to our Corporate Secretary in writing at our executive offices as identified in this Proxy Statement. Such recommendations should comply with the notice and other requirements set forth in our Bylaws, including but not limited to stating the following information:

•
the name and address of such nominating stockholder and the class or series and number of shares of securities of our Company that are, directly or indirectly, owned of record or beneficially owned by such stockholder;

•	whether the nominating stockholder intends to deliver a proxy statement and form of proxy to elect such nominee;

•	interests of the nominating stockholder required to be disclosed under our Bylaws;

•
all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required in a contested election (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any nominating stockholder, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand; and

•	a completed and signed questionnaire, representation, and agreement as provided in our Bylaws.
We will also request such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee. Any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by Board members, management, or other parties.
The Governance and Nominating Committee evaluates director candidates based upon a number of criteria, including:

•	the desired experience, mix of skills, and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board;

•
the experience, knowledge, skills, and expertise of candidates, which may include experience in management, finance, marketing and accounting, across a broad range of industries with particular emphasis on healthcare and medical device industries, along with experience operating at a policy-making level in an appropriate business, financial, governmental, educational, non-profit, technological or global field;

•	diversity of backgrounds and perspectives, including those backgrounds and perspectives with respect to business experience, professional expertise, age, gender and ethnic background;

•	personal and professional integrity, character and business judgment of candidates; and

•	whether candidates are independent, including as determined by the independence requirements of the SEC and the NASDAQ Stock Market.
The Governance and Nominating Committee assesses the effectiveness of its approach to consideration of Board candidates as part of its evaluation of the Board’s composition to ensure that the Board reflects the knowledge, experience, skills, expertise, and diversity required for the Board to fulfill its duties.

Board Responsibilities and Corporate Governance Guidelines
The Board’s primary responsibility is to seek to maximize long-term stockholder value. The Board selects the Chief Executive Officer of the Company, monitors management’s and the Company’s performance, and provides advice and counsel to management. Among other things, the Board at least annually reviews the Company’s long-term strategy, long-term business plan, and an annual budget for the Company. The Board also reviews and approves transactions in accordance with guidelines that the Board may adopt from time to time. In fulfilling the Board’s responsibilities, directors have full access to the Company’s management, external auditors, and outside advisors. With respect to the Board’s role in risk oversight of the Company, the Board of Directors discusses the Company’s risk exposures and risk management of various parts of the business, including appropriate guidelines and policies to minimize business risks and major financial risks and the steps management has undertaken to control them.
We have also adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities and to serve the interests of our Company and our stockholders. These guidelines include, among other things, the composition and selection of members of the Board, director orientation and continuing education, responsibilities of directors, conduct of Board meetings, structure and conduct of Board committees, succession planning and oversight of risk management. Our Corporate Governance Guidelines are available on our website at http://www.intuitivesurgical.com.
Board Leadership
The Company is focused on its corporate governance practices and values independent board oversight as an essential component of strong corporate performance to enhance stockholder value. Our commitment to independent oversight is demonstrated by the fact that all of our directors, except our President and Chief Executive Officer, are independent. In addition, all of the members of our Board’s committees are independent. Our Board of Directors acts independently of management and regularly holds independent director sessions of the Board without members of management present.
Mr. Smith is the Chairman of our Board of Directors, and Dr. Guthart is our President and Chief Executive Officer as well as a member of the Board of Directors. Our Board of Directors has determined that the separation of the roles of Chairman of the Board and Chief Executive Officer is appropriate at this time as it allows our Chief Executive Officer to focus primarily on management responsibilities and corporate strategy, while allowing our Chairman to focus on leadership of the Board, providing feedback and advice to the Chief Executive Officer and providing a channel of communication between the Board members and the Chief Executive Officer. The Chairman of the Board presides over all Board meetings and works with the Chief Executive Officer to develop agendas for Board meetings. The Chairman advises the Chief Executive Officer and other members of senior management on business strategy and leadership development. He also works with the Board to drive decisions about particular strategies and policies and, in concert with the independent Board committees, facilitates a performance evaluation process of the Board.
Since April 2013, Dr. Alan J. Levy, has served as our Lead Director. The Lead Director is elected annually by a majority of the independent directors upon receiving a recommendation from the Governance and Nominating Committee. The Lead Director's responsibilities include, among others:

•	presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	providing feedback from executive sessions of the independent directors to the Chairman, the Company’s Chief Executive Officer and other senior management;

•	consulting with the Chairman as to an appropriate schedule of Board meetings;

•	approving meeting agendas for the Board;

•
advising the Chairman as to the quality, quantity, and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties; and

•	serving as the principal liaison between the Chairman and the independent directors.
Board Committees
Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. Our Board of Directors and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate. Our Board of Directors has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board of Directors. Each committee of our Board of Directors has a written charter approved by our Board of Directors which is available on our website at http://www.intuitivesurgical.com.
During 2015, our Board of Directors held five meetings. Eight members of the Board of Directors attended all five meetings, and one member attended one of the two meetings held subsequent to the appointment to our Board. Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2015.
The following table reflects the current membership of each Board committee:

Committee Membership
Name	Audit Committee	Governance and Nominating Committee	Compensation Committee
Craig H. Barratt, Ph.D.		✓
Michael A. Friedman, M.D.		✓
Eric H. Halvorson(1)	✓
Amal M. Johnson			Chair
Keith R. Leonard, Jr.			✓
Alan J. Levy, Ph.D.		Chair	✓
Mark J. Rubash	Chair
George Stalk, Jr.	✓

(1)	Eric H. Halvorson will not stand for re-election as a director at the Annual Meeting. Michael A. Friedman will replace Mr. Halvorson as a member of the Audit Committee after the Annual Meeting.
Audit Committee
The Audit Committee assists the full Board of Directors in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. The Audit Committee reviews and discusses with management and our independent registered public accounting firm the annual audited and quarterly financial statements (including the related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and our quarterly reports on Form 10-Q), reviews the integrity of the financial reporting processes, both internal and external, reviews the qualifications, performance and independence of our registered public accounting firm, and prepares the Audit Committee Report included in our Proxy Statement in accordance with rules and regulations of the SEC. The responsibilities and activities of the Audit Committee are described in further detail in the “Audit Committee Report” in this proxy statement and the Audit Committee’s charter, a copy of which can be found on our website at http://www.intuitivesurgical.com.
Our Board has determined that all of the Audit Committee members meet the existing independence and experience requirements of the NASDAQ Stock Market and the SEC and that Mr. Rubash is an “audit committee financial expert” as defined under applicable rules of the SEC. In 2015, the Audit Committee met nine times. Two members of the Audit Committee attended all nine meetings and one member attended eight of nine meetings.
Governance and Nominating Committee
The Governance and Nominating Committee is responsible for matters relating to the corporate governance of our Company and the nomination of members of the Board, the Lead Director, and committees thereof. Our Board has determined that all of the Governance and Nominating Committee members meet the existing independence requirements of the NASDAQ Stock Market. The responsibilities and activities of the Governance and Nominating Committee are described in the Governance and Nominating Committee charter, a copy of which can be found on our website at http://www.intuitivesurgical.com.
In 2015, the Governance and Nominating Committee met three times. Two members of the Governance and Nominating Committee attended all three meetings, one member attended two of the two meetings held while serving on the Governance and Nominating Committee, and one member was absent for one meeting.
Compensation Committee
The Compensation Committee reviews and approves all compensation programs applicable to executive officers of the Company, including salaries, bonuses and stock compensation. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives, and sets the Chief Executive Officer’s compensation level based on this evaluation. The Compensation Committee approves any new compensation plan or any material change to an existing compensation plan whether or not subject to stockholder approval and makes recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based plans subject to stockholder approval. The Compensation Committee reviews and discusses with management the disclosure regarding executive compensation and inclusion of the Compensation Discussion and Analysis (“CD&A”) included in our annual proxy statements.
Our Board has determined that all of the Compensation Committee members meet the existing independence requirements of the NASDAQ Stock Market and the SEC. In 2015, the Compensation Committee met four times and all members of the Compensation Committee attended those meetings. The Compensation Committee operates under a charter that was amended in July 2013 and a copy of the charter can be found on our website at http://www.intuitivesurgical.com.
Compensation Committee Interlocks and Insider Participation
During 2015, the Compensation Committee consisted of Eric H. Halvorson, Amal M. Johnson and Alan J. Levy, Ph.D., none of whom is a present or former officer or employee of our Company. In addition, during 2015, none of our officers had an “interlock” relationship, as that term is defined by the SEC, to report.
Attendance at the Annual Meeting
We encourage, but do not require, our Board members to attend each Annual Meeting of Stockholders. All members of the Board of Directors attended our 2015 Annual Meeting of Stockholders.

COMPENSATION FOR DIRECTORS
Director Compensation Table
The following Director Compensation Table sets forth summary information concerning the compensation paid to our non-employee directors for the year ended December 31, 2015, for services to our Company.

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Craig H. Barratt, Ph.D.	$54,000	$235,874	$90,938	$380,812
Michael A. Friedman, M.D. (2)	$27,000	$543,270	$242,974	$813,244
Eric H. Halvorson (3)	$80,000	$235,874	$90,938	$406,812
Amal M. Johnson	$59,000	$235,874	$90,938	$385,812
Keith R. Leonard, Jr. (4)	$—	$—	$—	$—
Alan J. Levy, Ph.D.	$69,000	$277,927	$106,950	$453,877
Mark J. Rubash	$73,000	$235,874	$90,938	$399,812
George Stalk, Jr.	$60,000	$235,874	$90,938	$386,812
Lonnie M. Smith	$100,000	$333,301	$128,340	$561,641

(1)
The amounts in these columns represent the grant date fair value of options to purchase shares of our common stock and restricted stock units ("RSUs") granted to our non-employee directors in 2015, determined in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718 (“ASC 718”). See “2015 Equity Compensation” below for details of equity grants to non-employee directors. Except for Dr. Friedman, the RSUs had a grant date fair value of $512.77 per RSU and the exercise price for stock options was $512.77 per share, in each case, based on the closing trading price of the Company’s common stock reported by NASDAQ on the date of grant. See Note 9 of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on February 2, 2016, for a discussion of all assumptions made by us in the valuation of the equity awards.

(2)
Dr. Friedman was appointed to the Board on July 23, 2015. Pursuant to the 2000 Non-Employee Directors’ Stock Option Plan (the “Director’s Plan”) and the 2010 Incentive Award Plan (the “Incentive Plan”), on July 23, 2015, Dr. Friedman was automatically granted: (i) an option to purchase 1,575 shares of the Company’s common stock, with one-third of the shares underlying the option vesting after one year from the date of grant and the remainder vesting in substantially equal installments on each monthly anniversary thereafter; and (ii) 975 RSUs with one-third of the units vesting annually, each subject to continued service through the applicable vesting dates.

(3)	Eric H. Halvorson will not stand for re-election as a director at the Annual Meeting.

(4)	Mr. Leonard began serving as a director in January 2016, and therefore did not receive any compensation from us in respect of service for 2015.

The table below sets forth the aggregate number of shares of our common stock subject to options outstanding as well as the number of outstanding RSUs held by our non-employee directors as of December 31, 2015.

Name	Number of Shares of Common Stock Options Outstanding	Common Stock Options Exercisable	Number of Shares Subject to Outstanding RSUs
Craig H. Barratt, Ph.D.	13,932	13,188	460
Michael A. Friedman, M.D.	1,575	—	975
Eric H. Halvorson	10,870	10,126	460
Amal M. Johnson	16,682	15,938	460
Keith R. Leonard, Jr.	—	—	—
Alan J. Levy, Ph.D.	17,688	16,813	542
Mark J. Rubash	17,370	16,626	460
George Stalk, Jr.	7,644	6,900	460
Lonnie M. Smith	10,550	9,292	650
The Company reimburses its non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors of the Company. Employee directors are not compensated for Board services in addition to their regular employee compensation.
Annual cash compensation: During 2015, the non-employee members of the Board received the following cash compensation: (1) an annual retainer for the Chairman of the Board of $100,000 and annual retainer for each other member of the Board of $50,000; (2) additional retainers for services as a committee chairperson ($23,000 for Audit Committee, $20,000 for Compensation Committee, and $13,000 for Governance and Nominating Committee); and (3) additional retainers for services as a committee member ($10,000 for Audit Committee, $6,000 for Compensation Committee, and $4,000 for Governance and Nominating Committee). Each director’s cash compensation was pro-rated for the time served by such director on the Board and any committees.
In 2016, the annual retainer for each member of the Board of Director with the exception of the Chairman of the Board was changed to $60,000, and the annual retainer for the Chairman of the Board was changed to $110,000. The other cash compensation remains unchanged from 2015.
2015 Equity Compensation: The terms of the Directors’ Plan provide for automatic non-discretionary grants of stock options to our non-employee directors, and the terms of the Incentive Plan provide for automatic non-discretionary grants of RSUs to our non-employee directors. In 2015, on the date elected or appointed to the Board, non-employee members of the Board were granted initial awards consisting of an option to purchase 1,575 shares of the Company’s common stock with one-third of the shares underlying the option vesting after one year from the date of grant and 1/36th of the shares underlying the option vesting monthly thereafter; and 975 RSUs with one-third of the units vesting annually from the date of grant, in each case, subject to continued service through the applicable vesting date. Non-employee members of the Board of Directors, with the exception of the Chairman of the Board and the Lead Director, who had served at least six months as of the date of the Company’s 2015 Annual Meeting were granted, on the date of the Company’s 2015 Annual Meeting, an option to purchase 744 shares of common stock and 460 RSUs. On the date of the Company's 2015 Annual Meeting, the Chairman of the Board was automatically granted an option to purchase 1,050 shares of the Company’s common stock and 650 RSUs, and the Lead Director was automatically granted an option to purchase 875 shares of the Company’s common stock and 542 RSUs. The annual option grants and RSUs fully vest on the earlier of first anniversary of the date of grant or the next annual meeting of stockholders, subject to continued service to the Company through the applicable vesting date.
2016 Equity Compensation: On the date of the Company's Annual Meeting, non-employee directors will automatically be granted the following annual grants:

Directors	RSU Value (1)	Stock Option Value (2)
Chairman of the Board	$285,000	$95,000
Lead Director	$247,500	$82,500
Members of the Board	$210,000	$70,000

(1)	The number of RSUs granted is determined by taking the RSU Value and dividing by the closing trading price of the Company’s common stock reported by NASDAQ on the date of grant.

(2)
The number of shares underlying the options granted to purchase the Company's common stock is determined by taking the Stock Option Value and dividing by one-third of the closing trading price of the Company’s common stock reported by NASDAQ on the date of grant; provided that in no event shall the number of shares underlying the option exceed the number of shares underlying the 2015 annual option grant.

The equity grants vest fully on the earlier of first anniversary of the date of grant or the next annual meeting of stockholders, subject to continued service through such vesting date. New non-employee directors will receive a pro-rated equity grant based on the number of months remaining between appointment date and the expected date of the next annual grant.
In connection with Mr. Leonard’s appointment to the Board effective January 28, 2016, Mr. Leonard was granted an option to purchase 100 shares of the Company’s common stock and 100 RSUs, pursuant to the Directors’ Plan and the Incentive Plan, respectively. Each award will vest in full on the first anniversary of the date of grant, subject to Mr. Leonard’s continued service to the Company through such date.
Stock Ownership Guidelines: We believe that stock ownership by the members of the Board is important to link the risks and rewards inherent in stock ownership of these individuals and our stockholders. In January 2015, the Board adopted director stock ownership guidelines that require each non-employee director to maintain beneficial ownership of shares of our common stock with a value equal to four times his or her aggregate annual cash retainer for serving as a member of the Board, not including any meeting fees, incentive awards, or committee, chair or other similar retainers. These mandatory ownership guidelines are intended to create a clear standard that ties a portion of these individuals’ net worth to the performance of our stock price.
For the purposes of determining stock ownership levels, the following forms of equity interests in our Company are included: shares owned outright by, or held in trust for the benefit of, the director or his or her spouse or children; shares held through a fund or other entity as to which the director has control; shares of our common stock, stock units or other stock equivalents obtained through the exercise of stock options or vesting of Company equity awards; vested equity awards granted under our equity plans; and other stock or stock equivalent awards determined by the Compensation Committee. Each non-management director has five years from the date he or she becomes subject to the stock ownership guidelines to come into compliance with the guidelines.

The minimum required level of ownership is as follows:

Directors	Minimum Required Level of Stock Ownership (Effective 2020)	Stock Ownership Deadline	Requirement Met
Craig H. Barratt, Ph.D.	$200,000	1/1/2020	Yes
Michael A. Friedman, M.D.	$200,000	7/23/2020	No
Eric H. Halvorson	$200,000	1/1/2020	Yes
Amal M. Johnson	$200,000	1/1/2020	Yes
Keith R. Leonard, Jr.	$200,000	1/28/2021	No
Alan J. Levy, Ph.D.	$200,000	1/1/2020	Yes
Mark J. Rubash	$200,000	1/1/2020	Yes
George Stalk, Jr.	$200,000	1/1/2020	Yes
Lonnie M. Smith	$400,000	1/1/2020	Yes

EXECUTIVE OFFICERS OF THE COMPANY
The Company’s executive officers as of December 31, 2015, and their ages as of February 15, 2016, are as follows:

Name	Age	Position
Gary S. Guthart, Ph.D.	50	President and Chief Executive Officer
Salvatore J. Brogna	61	Executive Vice President, Product Operations
David J. Rosa	48	Executive Vice President and Chief Commercial Officer
Myriam J. Curet, M.D.	59	Senior Vice President, Chief Medical Officer
Mark J. Meltzer	66	Senior Vice President, General Counsel, and Chief Compliance Officer
Marshall L. Mohr	60	Senior Vice President and Chief Financial Officer
Colin Morales	52	Senior Vice President, Manufacturing & Service Operations
Jamie E. Samath	45	Vice President, Corporate Controller, and Principal Accounting Officer
The principal occupations and positions for at least the past five years of the executive officers named above are as follows:
Gary S. Guthart, Ph.D. Please see “Directors and Corporate Governance” section above.
Salvatore J. Brogna joined Intuitive Surgical as Director, Mechanical Engineering, in October 1999 and was promoted to Vice President, Engineering in July 2005. In August 2010, Mr. Brogna was appointed as Senior Vice President, Product Development. In June 2015, Mr. Brogna was promoted to the position of Executive Vice President, Product Operations. Prior to joining Intuitive Surgical, Mr. Brogna led design and development of complex robotic systems at Adept Technology and at Unimation. Mr. Brogna is a graduate of Clarkson University where he earned a B.S. and an M.S. in Mechanical Engineering.
David J. Rosa joined Intuitive Surgical in March 1996 and has held leadership positions in engineering, clinical development, marketing and product development. In April 2011, Mr. Rosa was promoted to the position of Senior Vice President, Emerging Procedures & Technology and transitioned to the position of Senior Vice President, Scientific Affairs. In August 2014, Mr. Rosa was promoted to the position of Executive Vice President and Chief Scientific Officer. In June 2015, Mr. Rosa was appointed as Executive Vice President and Chief Commercial Officer. Prior to joining Intuitive Surgical, Mr. Rosa contributed to the development of trans-esophageal transducers for Acuson Corporation. Mr. Rosa graduated magna cum laude with a B.S. in Mechanical Engineering from California Polytechnic University at San Luis Obispo. He also holds a Master of Science in Mechanical Engineering from Stanford University.
Myriam J. Curet, M.D. joined Intuitive Surgical in December 2005, as Chief Medical Advisor. In February 2014, Dr. Curet was promoted to the position of Senior Vice President, Chief Medical Officer. Dr. Curet also held a faculty position as Professor of Surgery at Stanford University. Since October 2010, she has served as a Consulting Professor of Surgery at Stanford University with a part time clinical appointment at the Palo Alto Veteran's Administration Medical Center. Dr. Curet received her M.D. from Harvard Medical School and completed her general surgery residency program at the University of Chicago. She then worked for the Indian Health Service for four years before finishing her Surgical Endoscopy fellowship at the University of New Mexico. She was on the faculty at the University of New Mexico for six years prior to joining the Stanford University Department of Surgery in 2000.
Mark J. Meltzer joined Intuitive Surgical in December 2007. Prior to joining Intuitive Surgical, Mr. Meltzer served as General Counsel of FoxHollow Technologies Inc. ("FoxHollow") from October 2004 to December 2007. Prior to FoxHollow, Mr. Meltzer served as General Counsel for Epicor Medical Inc. and Ventritex Inc. Mr. Meltzer graduated cum laude from UC Berkeley with a B.S. in Electrical Engineering. He received his J.D. from UC Hastings where he served on the law review. Mr. Meltzer, a registered patent attorney, was appointed as a special master in federal court where he assisted in the evaluation and administration of complex patent cases. Mr. Meltzer has tried cases to juries and has argued before the Ninth Circuit Court of Appeals. His pro bono work has included the representation of indigents and non-profits before courts and administrative agencies and volunteer service in federal anti-poverty programs.
Marshall L. Mohr joined Intuitive Surgical in March 2006. Prior to that, Mr. Mohr was Vice President and Chief Financial Officer of Adaptec, Inc. ("Adaptec"). Prior to joining Adaptec in July 2003, Mr. Mohr was an Audit Partner with PwC where he was most recently the Managing Partner of the firm’s west region technology industry group and led its Silicon Valley accounting and audit advisory practice. Mr. Mohr received his B.B.A. in Accounting and Finance from Western Michigan University. Mr. Mohr serves on the boards of directors of Plantronics, Inc. and Pacific Biosciences of California, Inc.
Colin Morales joined Intuitive Surgical in March 1999 as Director of Field Service. He was promoted to Vice President of the Customer Support Group in July 2005. In January 2010, Mr. Morales was promoted to the position of Senior Vice President, Customer Support and was responsible for Field Service, Products Support, Order Management, and Customer Service Operations. In November 2013, Mr. Morales expanded his role to Senior Vice President of Manufacturing and Service Operations. Prior to

joining Intuitive, Mr. Morales was with Acuson Corp. for more than 13 years, where he held various management positions in field and customer service. Mr. Morales received his associate’s degree from The DeVry Institute of Technology in Phoenix, Arizona and completed the Advanced Management Program at Harvard Business School in 2013.
Jamie E. Samath joined Intuitive Surgical in April 2013 as Vice President and Corporate Controller. In October 2013, Mr. Samath was appointed to the position of Principal Accounting Officer. Prior to joining Intuitive Surgical, Mr. Samath was the Vice President Finance and Corporate Controller at Atmel Corporation ("Atmel"), a semiconductor company from October 2011 to April 2013 and served as its Principal Accounting Officer from December 2011 to April 2013. Prior to joining Atmel, Mr. Samath served in various finance roles at National Semiconductor Corporation ("National Semiconductor") (acquired by Texas Instruments Incorporated in September 2011) from February 1991 to September 2011. From June 2005 to June 2010, Mr. Samath was the Principal Accounting Officer and Corporate Controller for National Semiconductor and from June 2010 to September 2011, Vice President, Principal Accounting Officer and Corporate Controller for National Semiconductor. Mr. Samath received his B.A. in Business Studies from London Metropolitan University and is a Certified Public Accountant (inactive).

EXECUTIVE COMPENSATION
Compensation Committee Report
The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the section entitled “Compensation Discussion and Analysis” of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.
Members of the Compensation Committee

Amal M. Johnson (Chairman)	Keith R. Leonard, Jr.	Alan J. Levy, Ph.D.
This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to risks associated with our compensation programs. Readers are cautioned that these forward-looking statements are based on current expectation and are subject to risks, uncertainties, and assumptions that are difficult to predict. We undertake no obligation to revise or update any forward-looking statements for any reason.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis discusses the principles underlying our executive compensation program and the policies and practices that contributed to our executive compensation actions and decisions for 2015, and what we believe to be the most important factors relevant to an analysis of these policies and practices. It also provides qualitative information regarding the manner and context in which compensation was paid to, awarded to and earned by our Named Executive Officers and places in perspective the data presented in the compensation tables and accompanying narrative below.
This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for the following executive officers, to whom we refer collectively in this discussion as our “Named Executive Officers”:

•	Gary S. Guthart, Ph.D., our President and Chief Executive Officer;

•	Salvatore J. Brogna, our Executive Vice President, Product Operations;

•	David J. Rosa, our Executive Vice President and Chief Commercial Officer;

•	Mark J. Meltzer, our Senior Vice President, General Counsel, and Chief Compliance Officer;

•	Marshall L. Mohr, our Senior Vice President & Chief Financial Officer; and

•	Jerome J. McNamara, our former Executive Vice President of Worldwide Sales and Marketing.
Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation decisions for our executive officers during 2015.
Management Changes During 2015
In June 2015, the Board of Directors appointed Mr. Rosa as the Executive Vice President and Chief Commercial Officer, and Mr. Brogna as Executive Vice President of Product Operations. During the same time, Mr. McNamara retired from his position as the Executive Vice President of Worldwide Sales and Marketing but continues to serve as a non-executive employee of the Company in the position of Senior Advisor, Commercial Operations. Mr. McNamara has announced that he will retire from the Company on May 31, 2016.
Executive Summary
The primary objective of our executive compensation program is to attract and retain a talented, entrepreneurial, and creative team of executives who will provide leadership to make surgery more effective, less invasive, and easier on surgeons, patients, and their families. We seek to accomplish this goal in a way that is aligned with the long-term interests of our stockholders. The

Compensation Committee oversees our executive compensation program and determines the compensation of our executive officers, including the Named Executive Officers. We believe our executive compensation program effectively aligns the interests of our Named Executive Officers with our objective of creating sustainable long-term value.

2015 Financial Highlights
In 2015, we continued growing the number of procedures performed worldwide, reflecting increased use of our products in general surgery and international adoption.

Measure (Amounts in millions, except procedures)	Fiscal 2015	Fiscal 2014	Percentage Change
Revenue	$2,384.4	$2,131.7	12%
Worldwide procedures	652,000	570,000	14%
Income from operations	$740.0	$544.8	36%
Net income	$588.8	$418.8	41%
Non-GAAP net income (*)	$730.9	$606.9	20%
Cash, cash equivalents and investments	$3,347.8	$2,497.0	34%
Repurchases and retirement of common stock	$183.7	$1,000.0	(82)%
(*) Non-GAAP net income excludes share-based compensation expense of $168.1 and $169.1, amortization of intangible assets of $24.4 and $22.4, litigation charges of $13.2 and $82.4, impairment of investments of $0 and $8.5, less tax adjustments of $63.6 and $94.3 for fiscal 2015 and 2014, respectively.

Executive Compensation Highlights
Consistent with our business results, the Compensation Committee took the following actions with respect to the 2015 compensation of the Named Executive Officers:

•
The Corporate Incentive Program (the “CIP”), our annual performance-based cash incentive program, for our Named Executive Officers was funded at 109.3% and paid out in February 2016. The CIP was funded based on a predetermined adjusted operating income goal and strategic Company performance goals. See “Annual Performance-Based Cash Bonuses” section below for detailed discussion of the CIP.

•
Base salaries were increased between 2% and 8% for our Named Executive Officers, except for Mr. Brogna and Mr. Rosa with base salaries increase of 13% and 25%, respectively, in connection with their appointment to new roles. The base salaries increase takes into consideration the competitive market for executive talent, Company performance, promotions and change of responsibilities, and other factors described in the section entitled “Executive Compensation Elements” below.

•
The Compensation Committee granted equity awards in the form of options to purchase shares of our common stock and RSUs. The size of each grant was based on several factors including, managing the Company’s burn rate, reducing our equity overhang in the long run, maintaining our ability to compete for outstanding talent, and maintaining our corporate compensation philosophies.

Results of Stockholder Advisory Vote on Executive Compensation
At our 2015 Annual Meeting of Stockholders, we conducted a stockholder advisory vote on the 2014 compensation of the Named Executive Officers (commonly known as a “Say-on-Pay” vote). Our stockholders approved the 2014 compensation of our-then Named Executive Officers, with approximately 94% of the votes cast voted in favor of the proposal. The Compensation Committee took the results of this Say-on-Pay vote into consideration when making compensation decisions following the 2015 Annual Meeting of Stockholders.
We believe that the outcome of the Say-on-Pay vote reflects our stockholders’ support of our compensation approach, specifically our efforts to attract, retain, and motivate our executive officers, including the Named Executive Officers. Accordingly, no significant design changes were made to the executive compensation program due to the 2014 Say-on-Pay vote. Further, any design changes resulting from the Say-on-Pay vote would not typically affect compensation until the following fiscal year due to the timing of our Annual Meeting of Stockholders relative to the Compensation Committee meeting at which compensation decisions are made.
We value the opinions of our stockholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers, including the Named Executive Officers.
Based on the results of a separate stockholder advisory vote on the frequency of future stockholder advisory votes regarding the compensation of the Named Executive Officers conducted at our 2011 Annual Meeting of Stockholders, our Board determined that we will hold our Say-on-Pay votes on an annual basis. Accordingly, following the Annual Meeting to which this Proxy Statement relates, the next stockholder advisory vote on the compensation of the Named Executive Officers will take place in 2017.
Pay for Performance
We believe our executive compensation program is closely aligned with stockholders’ interests. While base salary and an annual performance-based cash bonus opportunity incentivize the achievement of shorter-term goals, our long-term equity awards in the form of options to purchase shares of our common stock, which are typically subject to either a 4-year or 3.5-year vesting requirement and a 10-year term, and RSU awards for shares of our common stock, which are typically subject to a 4-year vesting requirement, represent a longer-term compensation structure that promotes retention and continuous commitment to the operating results of the Company. We further believe this compensation mix rewards each executive officer for their individual contributions to the Company, both present and future. At this phase in our growth cycle, a majority of the annual direct compensation of our executive officers is directly tied, through the use of stock options and RSUs, to the growth in the value of our common stock. To illustrate this point, the following chart displays the historical relationship between the annual direct compensation of our Chief Executive Officer, and the changes in stockholder value as reflected by the percentage change in value of the market price of our common stock.
For illustration purposes, our Chief Executive Officer's annual direct compensation consists of base salary paid, accrued bonus, and the grant date fair value of his long-term equity awards (including stock options and RSUs) granted in the following year. The chart assumes a like number of stock options to the February 16, 2016 grant will be granted on August 15, 2016 using the same Black-Scholes fair value as of February 16, 2016. Our stock return is calculated based on the closing market price of our common stock on the date of the fiscal year end. The stock return is indexed to 2011 such that it represents the stock price percentage change over the 2011 fiscal year end price of $463.01, and our CEO’s annual direct compensation is similarly indexed to his 2011 annual direct compensation.

Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2015:

•
Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors who have established effective means for communicating with stockholders regarding their executive compensation ideas and concerns.

•
Independent Compensation Committee Adviser. The Compensation Committee has engaged its own independent compensation consultant to assist with its 2015 compensation review. In 2015, this consultant performed no consulting or other services for the Company.

•
Biennial Executive Compensation Review. The Compensation Committee conducts a biennial review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes.

•
Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

•	No Employment Agreements. We do not have employment agreements with any of our executive officers. All executive officers are employed “at will.”

•
Compensation At-Risk. Our executive compensation program is designed so a significant portion of compensation is “at risk” based on corporate performance, including equity-based compensation, to align the interests of our executive officers and stockholders.

•
No Executive Retirement Plans. Currently, we do not offer, nor do we have plans to provide, pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our executive officers that are not otherwise available on the same basis to our other full-time employees.

•	No Executive Perquisites. We do not provide any perquisites or other personal benefits to our executive officers that are not otherwise available on the same basis to our other full-time employees.

•	No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any element of executive compensation.

•
No Special Health or Welfare Benefits. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

•
“Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits pursuant to the Company-wide change in control plan are based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid).

•
Stock Ownership Guidelines. We maintain stock ownership guidelines (adopted in 2015) for our executive officers and members of our Board of Directors. See "Compensation for Directors - Stock Ownership Guidelines" above and "Other Compensation - Stock Ownership Guidelines" below.

•	Hedging and Pledging Prohibited. We prohibit our employees and members of our Board of Directors from hedging or pledging any Company securities.

•	Succession Planning. We review the risks associated with key executive officer positions intended to ensure adequate succession plans are in place.
Executive Compensation Philosophy
Goal of Executive Compensation Program
The primary objective of our executive compensation program is to attract and retain a talented, entrepreneurial, and creative team of executives who will provide leadership to make surgery more effective, less invasive, and easier on surgeons, patients, and their families. We seek to accomplish this goal in a way that is aligned with the long-term interests of our stockholders.

We employ a “team-based” approach to compensating our executive officers, which is predicated on two principles.

•
Each executive officer must demonstrate exceptional individual performance to remain a part of our executive team. We believe that executive officers who underperform should be removed from our executive team and have their compensation adjusted accordingly, or be dismissed from the Company.

•	Each executive officer must contribute as a member of the team to our overall success rather than merely achieve specific objectives within his or her area of responsibility.
As a result of this team-based approach, the Compensation Committee carefully considers the relative compensation levels among all members of the executive team. Accordingly, our executive compensation program is designed to be internally consistent and equitable to further the Company’s success. As reflected in the discussion below, the differences in the amounts awarded to each of our executive officers, including Named Executive Officers, relate primarily to the experience, responsibilities, and performance of each individual executive officer, and differing market practices for compensation in each executive officer’s function.
Compensation Mix
Historically, we have relied on long-term equity awards in the form of options to purchase shares of our common stock to attract, motivate, and retain an outstanding management team and to ensure a strong connection between our executive compensation program and the long-term interests of our stockholders. We believe stock options are an effective compensation element for attracting entrepreneurial, creative executive officers that rewards stockholder value creation. This is because our executive officers realize value from their stock options only when the market price of our common stock increases over time. By ensuring that our executive officers have a significant portion of their potential compensation tied to long-term stock price performance, we are able to closely align the interest of our executive officers with the interests of our stockholders.
Beginning in 2014, we added RSUs to our long-term equity award portfolio. We believe that a mix of stock options and RSUs will enable us to effectively compete for talent in the marketplace while continuing to align the interests of our executive team to the interests of our stockholders and reducing our equity burn rate and overhang. We weigh the target total direct compensation opportunities of our executive officers more towards long-term equity awards rather cash compensation.

In 2015, the value of long-term equity awards for the Named Executive Officers represented the majority of their total direct compensation opportunities, as illustrated by the following chart:
For the reasons explained above, we place less emphasis on total cash compensation opportunity (the sum of base salary and annual performance-based cash bonuses) than on long-term equity awards. Accordingly, total cash compensation opportunity of the Named Executive Officers, including the CEO, for 2015 represented approximately 29% of officers’ total direct compensation opportunity (the sum of total cash compensation earned and long-term equity awards) in 2015, as reflected in the Summary Compensation Table.

The total cash compensation opportunity of the CEO for 2015 represented approximately 32% of his total direct compensation opportunity (the sum of total cash compensation earned and long-term equity awards) in 2015, as outlined in the Summary Compensation Table.
Executive Compensation Process
Role of Compensation Committee
The Compensation Committee oversees our executive compensation program (including our executive compensation policies and practices), approves the compensation of our executive officers, and administers our various stock compensation plans. Each member of the Compensation Committee is (i) an “independent” director under the requirements of The NASDAQ Stock Market, (ii) an “outside” director as defined in Section 162(m) of the Internal Revenue Code (the “Code”), and (iii) a “non-employee” director within the meaning of Exchange Act Rule 16b-3. The Compensation Committee has adopted a written charter approved by our Board of Directors, which is available on our website at http://www.intuitivesurgical.com/company/governance.html.
The Compensation Committee approves the compensation of our executive officers, including the Named Executive Officers (other than Dr. Guthart), based on its evaluation of their individual performance, as well as Dr. Guthart’s recommendations related to the executive officers who report to him. At the Compensation Committee’s request, Dr. Guthart reviews with the Compensation Committee the performance of each of the other executive officers, including the Named Executive Officers. The Compensation Committee gives considerable weight to Dr. Guthart’s evaluations of the other executive officers because of his direct knowledge of each executive officer’s performance and contributions. The Compensation Committee, after considering the recommendations of Dr. Guthart as well as the factors noted below, then determines whether the recommended changes in each executive officer’s compensation, if any, are appropriate.
Each year, the Compensation Committee reviews the performance of Dr. Guthart to determine whether to make any changes in his compensation. Following its approval of any changes to his compensation, the Compensation Committee presents such changes to the independent members of our Board of Directors for review and ratification.

Role of Executive Officers
The Compensation Committee receives support from our Human Resources Department in designing our executive compensation program and analyzing competitive market practices. In addition, Dr. Guthart participates in Compensation Committee meetings, providing input from our executive team on organizational structure, executive development, and financial analysis. As described above, Dr. Guthart also provides recommendations (except with respect to his own compensation) to the Compensation Committee regarding cash and equity compensation for our executive officers and how to use incentive compensation to further our growth. Our executive officers are not present when their specific compensation arrangements are discussed.
Role of Compensation Consultant
In 2015, the Compensation Committee directly retained the services of Compensia, Inc. (“Compensia”), a national executive compensation consulting firm, to assist it in fulfilling its duties and responsibilities.
Compensia does not provide any services to the Company other than the services provided to the Compensation Committee. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NASDAQ Stock Market, and has concluded that no conflict of interest exists with respect to the work that Compensia performs for the Compensation Committee.
Competitive Positioning
While the Compensation Committee does not establish compensation levels based solely on a review of competitive market data, it believes that such data is a useful tool in its deliberations as it recognizes that our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate, and retain qualified executive officers. Generally, the Compensation Committee reviews our executive compensation relative to the competitive market (based on an analysis of the compensation policies and practices of a select group of peer companies) every two years. For this purpose, the Compensation Committee uses a direct peer group of companies for competitive market data to consider all aspects of executive compensation.
In 2015, the Compensation Committee directed Compensia to assist with updating our compensation peer group and assessing the competitiveness of our executive compensation program. In evaluating and making changes to the Direct Peer Group, the Compensation Committee considered the following selection criteria: (1) location of the company (U.S.-based); (2) ownership structure of the company (publicly-traded); (3) company’s industry (medical device or broader life sciences industry); (4) revenues (approximately 1/3 to 3x the company); and (5) market capitalization (approximately > 1/4 to 4x the company).
After considering the analysis performed by Compensia, the Compensation Committee approved the following Direct Peer Group for use in 2015:

Allergan	CareFusion	Hologic	ResMed	Zimmer Holdings
Becton Dickinson & Co.	Cooper Companies	Hospira	St. Jude Medical
Boston Scientific	Edwards Lifesciences	IDEXX Laboratories	Varian Medical Systems
C.R. Bard	Endo International	Illumina	Waters
The Compensation Committee reviews the compensation practices at peer companies to inform its decision-making process as it seeks to set total compensation levels it believes are reasonably competitive. The Compensation Committee, however, does not set compensation components to meet specific percentile levels (such as targeting base salaries “above the median” or equity compensation “at the 75th percentile”). Further, the Compensation Committee believes over-reliance on competitive positioning may result in compensation that is unrelated to the value delivered by our executive officers, including the Named Executive Officers, to the Company as a whole.
Executive Compensation Elements
In 2015, our executive compensation program was comprised of three principal elements:

•	base salaries;

•	annual performance-based cash bonuses; and

•	long-term equity awards in the form of options to purchase shares of our common stock and restricted stock unit awards that may be settled for shares of our common stock.
In addition, our executive officers are eligible to participate in our health and benefits programs, our employee stock purchase plan, and our Section 401(k) Plan on the same basis as our other eligible employees.

Base Salary
The Compensation Committee reviews the base salaries of our executive officers annually in July or August, or more frequently should there be a significant change in an executive officer’s role or responsibilities. In evaluating each executive officer’s base salary, the Compensation Committee considers the results achieved by the executive officer, his or her future potential, his or her role, scope of responsibilities and experience, competitive market practices, internal equity, and the recommendations of our CEO (except with respect to his own base salary).
In August 2015, the Compensation Committee reviewed the base salaries of our executive officers, including the Named Executive Officers, for possible adjustments. After taking into consideration our “team-based” approach to compensation, as well as the factors described above, the Compensation Committee set the base salaries of the Named Executive Officers as follows:

Named Executive Officer	Base Salary as of August 1, 2014	Base Salary as of August 1, 2015	Percentage Change
Dr. Guthart	$625,000	$675,000	8.0%
Mr. Brogna (1)	$415,000	$470,000	13.3%
Mr. Rosa (2)	$400,000	$500,000	25.0%
Mr. Meltzer	$384,000	$400,000	4.2%
Mr. Mohr	$425,000	$460,000	8.2%
Mr. McNamara (3)	$412,000	$420,000	1.9%

(1) In connection with his appointment as the Executive Vice President of Product Operations, Mr. Brogna's base salary was increased to $470,000 per year effective June 2015.
(2) In connection with his appointment as the Executive Vice President and Chief Commercial Officer, Mr. Rosa’s base salary was increased to $500,000 per year effective June 2015.
(3) In connection with his change in role to Senior Advisor, Commercial Operations, Mr. McNamara's annual base salary was increased to $420,000 per year effective June 2015. However, such annual base salary will be pro-rated at 50%, commensurate with Mr. McNamara’s expected reduced time commitment in his new role.

The base salaries paid to the Named Executive Officers during 2015 are set forth in the “2015 Summary Compensation Table” below.
Annual Performance-Based Cash Bonuses
We use annual cash bonuses to motivate our executive officers, who are not part of our salesforce, including the Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual cash bonuses constitute a smaller portion of the target total direct compensation opportunity of our executive officers than their long-term equity awards.
Typically, cash bonus opportunities are provided pursuant to the Intuitive Surgical, Inc. Corporate Incentive Program (the “CIP”), a formal cash bonus plan measuring and rewarding our executive officers for our corporate and their individual performance over the fiscal year. The CIP is designed to reward our executive officers for achieving “stretch” financial and operational objectives that are critical to the success of our business and which are aligned with the short-term and long-term interests of our stockholders. We believe the CIP is an important element of our executive compensation program because it rewards our executive officers only for achieving the annual financial and operational objectives established each year by our Board of Directors.
Each year, the Compensation Committee reviews our annual performance-based cash bonus and commissions structures to ensure the design and payment structure falls in line with our compensation philosophy. At the end of each year, the Compensation Committee determines the amount of the award to be paid to each executive officer by comparing actual results to the performance goals for the year. The Compensation Committee may, in its discretion, reduce or increase the amount of any individual award based on an executive officer’s overall performance and his or her contribution to the achievement of our performance goals.

Target Bonus Opportunities
Given our emphasis on long-term stockholder value creation over annual operating results, the CIP targets are set relative to the competitive market, as reflected by the target annual cash bonus opportunities of our executive officers. For 2015, the target annual cash bonuses opportunities under the CIP for the Named Executive Officers remained consistent with 2014, and were set as follows:

Named Executive Officer	Target Annual Cash Bonus Opportunity (as a percentage of base salary)	Maximum Annual Cash Bonus Opportunity (as a percentage of base salary)
Dr. Guthart	70.0%	87.5%
Mr. Brogna	50.0%	62.5%
Mr. Rosa	50.0%	62.5%
Mr. Meltzer	50.0%	62.5%
Mr. Mohr	50.0%	62.5%
Mr. McNamara (1)	50.0%	62.5%

(1) In connection with his change in role as the Senior Advisor, Commercial Operations, effective July 1, 2015, Mr. McNamara was no longer eligible to participate in the Company’s Commission Plan, but became eligible to participate in the CIP. His 2015 payout under the CIP was pro-rated for the length of his service as Senior Advisor, Commercial Operations in 2015.

Annual Bonus Plan Formula and Funding
For 2015, the CIP was funded through an incentive pool based on our achievement of an adjusted operating income (“AOI”) goal as set forth in our annual operating plan, and paid to our executive officers based on our actual level of achievement of AOI and several pre-established corporate performance objectives (the “Company Performance Goals”). For purposes of the CIP, “AOI” is defined as operating income excluding non-cash share-based compensation expense, non-cash amortization of intangible assets, and litigation charges.
For 2015, the CIP incentive pool was funded based on an AOI target set at the previous year’s AOI level plus a pre-established increase in AOI for the year and could be funded up to a maximum of 125% of target. The amount of the incentive pool that is paid out as annual cash bonuses for each Named Executive Officer is determined by an equal weighting of achievement of AOI goal and Company Performance Goals. In the event that the AOI target is not achieved, the incentive pool is not funded, and the Named Executive Officers are not eligible to receive any bonus under the CIP. Typically, the size of the CIP payout does not exceed the amount by which the incentive pool is funded.
The Company Performance Goals are established at the corporate level and are drawn from the categories of procedure growth, system sales growth and revenue growth, profitability, marketing objectives, customer training effectiveness, product development, regulatory approvals and compliance, new product introductions, quality of design and manufacture, applied research, and protecting intellectual property. The Company Performance Goals are initially established by the executive team and Dr. Guthart, then reviewed and approved by the Compensation Committee annually at the beginning of the year. Given their relationship to our annual operating plan and business strategy and because the Company Performance Goals and their specific target levels are highly confidential, we do not publicly disclose them. We believe their disclosure would provide our competitors, customers and other third parties with significant insights regarding our confidential business strategies that could cause us substantial competitive harm.
The nature of the Company Performance Goals and the weighting assigned to each are subject to change annually. Recurring goals are generally set above prior year results and budgeted levels. The Company Performance Goals may be achieved at up to 125%. The Company Performance Goals are designed to be aggressive, and there is a risk that payments with respect to any specific goal will not be made at all or will be made at less than 100% of the target level. The achievement of the goals may be affected by several factors including, but not limited to, the impact of global and regional conditions, credit markets and the related impact on health care spending, timing and success of product development and market acceptance of developed products, and regulatory approvals, clearances and restrictions. Because several of these factors are not entirely within the control of the Named Executive Officers and given the “stretch” nature of the goal-setting process, it is relatively difficult to fully achieve the Company Performance Goals in any year. The challenge of the goals and uncertainty in the environment ensures that any payments under the CIP are truly performance-based, which is consistent with the plan’s objectives.
The Company Performance Goals for 2015 related to clinical and global expansion, product development and expansion, manufacturing and quality, efficiency and cost performance, and other areas directed at long-term stockholder value creation.

Target and maximum performance levels were established for the AOI goal and for several of the corporate performance objectives which, collectively, could result in the payment of annual cash bonuses between 0% to 125% of the target annual cash bonus opportunities described above.
2015 Bonus Decisions
For 2015, target funding was set at AOI of $943 million and maximum funding of 125% of the pool was set at $1.0 billion of AOI, with funding at intermediate levels determined based on linear interpolation. Based on our actual achievement of AOI goal at $984 million, weighted at 50% and actual achievement Company Performance Goals of 102.6%, weighted at 50%, the CIP was funded at 109.3% for our Named Executive Officers.
2016 Target Bonus Opportunities
Effective January 1, 2016, the target annual cash bonuses opportunities under the CIP for the Named Executive Officers were set as follows:

Named Executive Officer	2016 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	2016 Maximum Annual Cash Bonus Opportunity (as a percentage of base salary)
Dr. Guthart	100.0%	125.0%
Mr. Brogna	70.0%	87.5%
Mr. Rosa	70.0%	87.5%
Mr. Mohr	70.0%	87.5%
Mr. Meltzer	50.0%	62.5%
Mr. McNamara(1)	N/A	N/A

(1)	On February 23, 2016, Mr. McNamara has informed the Company of his decision to resign from the Company, effective May 31, 2016. Therefore, he will not be eligible to participate in the CIP for 2016.
Sales Commission Plan
The executive officers of our sales force, other than Mr. Rosa, are eligible to participate in our Commission Plan rather than the CIP. Each year, the Compensation Committee establishes a Commission Plan for our senior sales personnel which provide them with the opportunity to earn an amount that may be as much as three to four times their annual base salary. At the beginning of 2015, Mr. McNamara participated in the Commission Plan and his maximum commission opportunity was set at approximately three times his annual base salary. In connection with Mr. McNamara’s change in role from Executive Vice President of Worldwide Sales and Marketing to Senior Advisor, Commercial Operations, effective July 1, 2015, Mr. McNamara no longer participated in the Commission Plan and became eligible to participate in the CIP.
Our cash incentives for our senior sales executives, including Mr. McNamara, are tied fully to performance plans which are calculated based on the achievement of pre-established sales metrics, including revenue, surgical procedures completed, contribution margins, and direct fixed costs. Under the Commission Plan, which is approved by the Compensation Committee at the beginning of the year, the sales executives are assigned target and maximum levels for each metric which are then applied to a scaled bonus rate. The performance payout is scaled to the over-achievement of each metric. Given the relationship between these metrics and our overall Company Performance Goals, which are highly confidential, we do not publicly disclose them.
The Compensation Committee believes that the Commission Plan is an important part of compensation programs for sales personnel as they incent the achievement of short-term sales and represent an effective retention tool. Further, most of the companies with which we compete for sales talent are much larger than us and provide substantial compensation packages to their employees. We believe that the Commission Plan is competitive in the medical device industry.
Given the Company's performance, the Compensation Committee determined that under the Commission Plan, Mr. McNamara was due a payment of $582,708. The cash bonus payment made to Mr. McNamara for 2015 is set forth in the “2015 Summary Compensation Table” below.
Long-Term Equity Awards
Our long-term incentive compensation consists of equity awards in the form of options to purchase shares of our common stock and RSU awards that may be settled for shares of our common stock. We grant these equity awards to ensure that our executive officers, including the Named Executive Officers, have a continuing stake in our long-term success. The Compensation Committee believes that these types of equity awards best meet our overall goals of alignment with long-term performance and stockholder value creation, and retention of our executive officers. The Compensation Committee also believes granting awards with multi-year vesting requirements and, with respect to options, a 10-year term creates a substantial retention incentive and encourages our executive officers to focus on our long-term business objectives and long-term stock price performance.
To determine the size of an individual equity award, the Compensation Committee first establishes a target compensation value to be delivered to each executive officer, including each Named Executive Officer, through long-term equity awards. In doing so, the Compensation Committee considers various factors, including the following:

•	the emphasis we place on equity in the mix of total compensation;

•	the executive officer’s experience and performance;

•	the scope, responsibility, and business impact of the executive officer’s position relative to other members of the executive team;

•	our financial and operational performance;

•	a review of competitive market data;

•	the recommendations of our CEO (except with respect to his own equity award); and

•	the retention value of the total compensation package.
Once a target award value has been established, the Compensation Committee determines the awards to be granted based on the current value of our common stock and presents its recommendations to our Board of Directors for their approval.
The equity awards granted to the Named Executive Officers in 2015 are set forth in the “2015 Summary Compensation Table” and the “2015 Grants of Plan-Based Awards Table” below.
Equity Award Grant Policies
The Compensation Committee reviews and approves annual equity award grants to our executive officers, including the Named Executive Officers. Options to purchase shares of our common stock are granted to our executive officers, bi-annually on February 15 and August 15 of each year. RSU awards are granted on February 15 of each year. In 2015, because February 15, 2015, fell on a Sunday and February 16, 2015, was a legal holiday, the options were granted on February 17, 2015. The February option grants vest over a 4-year period, while the August option grants vest over a 3.5-year period. The RSU awards for shares of our common stock were granted on February 17, 2015 and vest 25% annually over a 4-year period.
We do not time the granting of options to purchase shares of our common stock with any favorable or unfavorable news released by the Company. The initial stock option grants are consistently granted on the fifth business day of the month after employment begins. Proximity of any awards to an earnings announcement or other market events is coincidental.
The Compensation Committee authorized the following equity awards in 2016, 2015, and 2014 for the NEOs:

	RSUs Granted			Shares Subject to Options Granted
Named Executive Officer	2016(1)	2015	2014	2016(1)	2015	2014
Gary S. Guthart	4,500	3,467	2,500	4,500	5,600	7,500
Salvatore J. Brogna	3,250	3,033	2,083	3,250	4,900	6,250
David J. Rosa	3,250	3,033	3,583	3,250	4,900	10,750
Mark J. Meltzer	2,125	2,275	2,000	2,125	3,675	6,000
Marshall L. Mohr	2,500	2,817	2,083	2,500	4,550	6,250
Jerome J. McNamara	—	2,058	2,083	—	3,325	6,250

(1)
As described above, options are granted bi-annually in February and August. Although the number of options to be granted in August 2016 will be determined at a future date, we anticipate that a like number to the February 2016 award will be granted. We have included both the February 2016 grant and the estimated August 2016 grant in this table. Please refer to the section “Equity Award Grant Policies” for more details on the vesting terms of these awards. For 2016, we target the stock option to RSU grant ratio at approximately 1:1. For 2015, we targeted the stock option to RSU grant ratio at approximately 1.6:1.

Welfare and Other Employee Benefits
We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Beginning in 2015, we began matching contributions made to the plan by our eligible employees, including executive officers. We match 200% of employee contributions up to $1,500 per calendar year per person. All matching employer contributions are fully vested when made.

In addition, we provide all of our full-time employees, including the Named Executive Officers, other benefits. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.
Our employee benefits programs are intended to be affordable and competitive in relation to the market. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, except in limited situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Post-Employment Compensation
In December 2008, our Board of Directors approved and adopted a change in control plan (the “Change in Control Plan”). Under the Change in Control Plan, all eligible employees of the Company who have been employed at least six months prior to the date of their separation from service, including our executive officers, are eligible to receive certain payments and benefits in the event of a termination of employment without cause or an involuntary separation from service within 12 months after a change in control of the Company.
We believe the Change in Control Plan is beneficial to our stockholders because it minimizes the uncertainty presented to our valuable workforce in the case of a change in control of the Company. In addition, we provide the Change in Control Plan to encourage our employees to work at a dynamic and rapidly growing business where their long-term compensation largely depends on future stock price appreciation. In the case of our executive officers, the Change in Control Plan is intended to mitigate a potential disincentive for them when they are evaluating a potential acquisition of the Company, particularly when the services of the executive officers may not be required by the acquiring entity. In such a situation, we believe that these protections are necessary to encourage retention of the executive officers through the conclusion of the transaction, and to ensure a smooth management transition. The payments and benefits provided under the Change in Control Plan have been designed to provide our eligible employees, including our executive officers, with consistent treatment that is competitive with current market practices.
A description of the terms and conditions of the Change in Control Plan, as well as information about the estimated payments and benefits that the Named Executive Officers would have been eligible to receive as of December 31, 2015, are set forth in “Potential Payments Upon Termination or Change in Control” below.

Other Compensation Policies
Stock Ownership Guidelines
We believe that stock ownership by our Named Executive Officers and the members of our Board of Directors is important to link the risks and rewards inherent in stock ownership of these individuals and our stockholders. In January 2015, our Board of Directors adopted executive officer stock ownership guidelines requiring each individual serving as an executive officer to maintain beneficial ownership of a minimum dollar amount of shares of our common stock. For the purposes of determining stock ownership levels, the following forms of equity interests in our Company are included: shares owned outright by, or held in trust for the benefit of, the executive officer or his or her spouse or children; shares held through a fund or other entity as to which the executive officer has control; shares of our common stock, stock units or other stock equivalents obtained through the exercise of stock options or vesting of Company equity awards; vested equity awards granted under our equity plans; and other stock or stock equivalent awards determined by the Compensation Committee.
These stock ownership guidelines are intended to create a clear standard that ties a portion of these individuals’ net worth to the performance of our stock price. Each executive officer has five years from the date he or she becomes subject to the stock ownership guidelines to achieve compliance with the guidelines. The current ownership levels specified by these guidelines require each Named Executive Officer to maintain a minimum level of stock ownership equal to four times his annual base salary.
The current ownership levels of the Named Executive Officers as of the end of 2015 compared to the minimum required level of ownership to be effective January 2020 are as follows:

Named Executive Officer	Minimum Required Level of Stock Ownership (Effective 2020)	Requirement Met
Gary S. Guthart	$2,700,000	Yes
David J. Rosa	$2,000,000	Yes
Salvatore J. Brogna	$1,880,000	No
Marshall L. Mohr	$1,840,000	Yes
Mark J. Meltzer	$1,600,000	Yes
Jerome J. McNamara (1)	N/A	N/A

(1)	In connection with his change in role to Senior Advisor, Commercial Operations, effective July 1, 2015, Mr. McNamara was no longer subject to the stock ownership guidelines for executive officers.

Compensation Recovery Policy
Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a general compensation recovery (“clawback”) policy covering our annual and long-term incentive award plans and arrangements once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Act.
Derivatives Trading, Hedging, and Pledging Policies
Our Insider Trading Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale (including a short sale “against the box”), or engage in hedging transactions (including “cashless collars”). In addition, our Insider Trading Policy provides that no employee, officer, or director to may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.
Tax and Accounting Considerations
Deductibility of Compensation
Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer and each of the three other most highly-compensated executive officers (other than the chief financial officer) in any taxable year. However, remuneration in excess of $1 million may generally be deducted if it is qualified performance based compensation within the meaning of Section 162(m) of the Code. In this regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.
The Compensation Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for our executive officers, the potential deductibility of the compensation payable under those plans and arrangements should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, the Compensation Committee may deem it appropriate to provide one or more executive officer with the opportunity to earn incentive compensation, whether through cash incentive awards tied to our financial performance or equity incentive awards tied to the executive officer’s continued service, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.
The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
Nonqualified Deferred Compensation
The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
“Golden Parachute” Payments
Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during 2015 and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement.
Accounting for Share-Based Compensation
We follow Financial Accounting Standard Board ("FASB") Accounting Standards Codification Topic 718, ("ASC Topic 718"), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
COMPENSATION RISK CONSIDERATIONS
The Compensation Committee considers, in establishing and reviewing our employee compensation programs, whether each of these programs encourages unnecessary or excessive risk taking. The Company, after reviewing and discussing the compensation programs with the Compensation and Audit Committees of our Board of Directors, believes that the programs are balanced and do not motivate or encourage unnecessary or excessive risk taking because of, in part, the following:

•	Base salaries are fixed in amount and thus do not encourage risk taking.

•
While performance-based awards focus on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, the Company’s performance-based award programs represent a reasonable portion of employees’ target total direct compensation opportunities. Performance-based awards are based on various departmental and Company-wide metrics; funding for the awards is capped at the Company level and the distribution of the funds to executive officers and other employees is at the discretion of the Compensation Committee.

•
Long-term equity awards are important to help further align employees’ interests with those of our stockholders. The ultimate value of the awards is tied to the Company’s stock price and since awards are staggered and subject to long-term vesting schedules, they help ensure that our executive officers have significant value tied to long-term stock price performance. As described above in the Compensation Discussion and Analysis, we have established procedures related to the timing and approval of equity awards.

Because of the above, we believe that our employee compensation programs appropriately balance risk and the desire to focus employees on specific short-term goals important to the Company’s success.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
2015 Summary Compensation Table
The following Summary Compensation Table sets forth summary information concerning the compensation provided to our Named Executive Officers in the years ended December 31, 2015, 2014, and 2013, for services to our Company in all capacities, with the exception of Mr. Brogna and Mr. Meltzer, whose total compensation is shown the years in which they became Named Executive Officers.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Total ($)
Gary S. Guthart, Ph.D.,	2015	$690,449	$—	$1,782,038	$734,350	$516,443	$3,723,280
President and Chief Executive Officer	2014	$587,083	$—	$1,110,225	$920,655	$—	$2,617,963
	2013	$560,000	$—	$—	$1,906,785	$—	$2,466,785
Salvatore J. Brogna	2015	$446,042	$—	$1,558,962	$642,556	$267,797	$2,915,357
Executive Vice President, Product Operations	2014	$406,250	$—	$925,039	$767,212	$—	$2,098,501
David J. Rosa	2015	$474,552	$—	$1,558,962	$642,556	$273,250	$2,949,320
Executive Vice President and Chief Commercial Officer	2014	$370,843	$—	$1,587,739	$1,329,825	$—	$3,288,407
	2013	$350,000	$30,000	$—	$2,184,458	$—	$2,564,458
Mark J. Meltzer	2015	$390,667	$—	$1,169,350	$481,922	$207,670	$2,249,609
Senior Vice President, General Counsel, and Chief Compliance Officer
Marshall L. Mohr,	2015	$439,583	$—	$1,447,938	$596,659	$251,390	$2,735,570
Senior Vice President and Chief Financial Officer	2014	$405,400	$—	$925,039	$767,212	$—	$2,097,651
	2013	$391,400	$—	$—	$1,525,428	$—	$1,916,828
Jerome J. McNamara(4)	2015	$311,334	$—	$1,057,812	$436,025	$631,891	$2,437,062
Former Executive Vice President of Worldwide Sales and Marketing	2014	$405,000	$—	$925,039	$767,212	$447,956	$2,545,207
	2013	$400,000	$—	$—	$1,779,666	$190,000	$2,369,666

(1)	For 2015, the amounts reported in this column include payments in respect of accrued paid-time off made in 2015 in addition to salary earned in 2015.

(2)
The amounts reported in these columns represent the grant date fair values of the options to purchase shares of our common stock granted to the NEOs and the RSUs granted to the NEOs in the fiscal year, determined in accordance with ASC 718. The grant date fair value for RSUs is measured based on the closing fair market value of the Company's common stock on the date of grant. See Note 9 of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on February 2, 2016, for a discussion of all assumptions made by us in determining the grant date fair value of these options.

(3)
Represents the annual bonus earned in the designated fiscal year under the Commission Plan and CIP paid in February 2016. See the “Compensation Discussion and Analysis” section above for a more detailed discussion.

(4)
Mr. McNamara participated in the Commission Plan until June 30, 2015 and received total commissions of $582,708. In connection with his change in role as the Senior Advisor, Commercial Operations, effective July 1, 2015, Mr. McNamara became eligible to participate in the CIP and his new annual base salary was pro-rated at 50%, commensurate with his expected time commitment for the new role. Mr. McNamara earned $49,183 under the CIP and the CIP was paid in February 2016. See the “Compensation Discussion and Analysis” section above for a more detailed discussion.

2015 Grants of Plan-Based Awards
The following table summarizes information about the non-equity incentive awards and equity-based awards granted to our Named Executive Officers in 2015:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: # of Shares of Stock or Units (2)	All Other Option Awards: # of Securities Underlying Options (2)	Exercise or Base Price of Options or Awards ($/Share)	Grant Date Fair Value of Options and Awards (3)
		Threshold ($)	Target ($)	Maximum ($)
Gary S. Guthart	2/17/2015				3,467		$—	$1,782,038
	2/17/2015					2,800	$514.00	$379,245
	8/17/2015					2,800	$533.05	$355,104
			$472,500	$590,625
Salvatore J. Brogna	2/17/2015				3,033		$—	$1,558,962
	2/17/2015					2,450	$514.00	$331,840
	8/17/2015					2,450	$533.05	$310,716
			$235,000	$293,750
David J. Rosa	2/17/2015				3,033		$—	$1,558,962
	2/17/2015					2,450	$514.00	$331,840
	8/17/2015					2,450	$533.05	$310,716
			$250,000	$312,500
Mark J. Meltzer	2/17/2015				2,275		$—	$1,169,350
	2/17/2015					1,838	$514.00	$248,948
	8/17/2015					1,837	$533.05	$232,974
			$200,000	$250,000
Marshall L. Mohr	2/17/2015				2,817		$—	$1,447,938
	2/17/2015					2,275	$514.00	$308,137
	8/17/2015					2,275	$533.05	$288,522
			$230,000	$287,500
Jerome J. McNamara	2/17/2015				2,058		$—	$1,057,812
	2/17/2015					1,663	$514.00	$225,245
	8/17/2015					1,662	$533.05	$210,780
(4)			$52,500	$65,625
(5)			$282,500	$632,500

(1)
Dr. Guthart had a bonus target of 70% of base salary and Mr. Brogna, Mr. Meltzer, Mr. Rosa, and Mr. Mohr had bonus target of 50% of base salary for 2015. At its discretion, the Compensation Committee has the authority to pay any NEO in excess of or below his targeted bonus amount. The goals for 2015 were approved by the Compensation Committee in January 2015. The payout amounts for each Named Executive Officers were reviewed and approved by the Compensation Committee and the Board of Directors in January 2016 upon reviewing financial results for 2015. The maximum bonus or performance payout is calculated at 125% of the target; however, the Compensation Committee may award higher amounts based on individual performance. See “Compensation Discussion and Analysis” section above for detailed discussion of the plans.

(2)
The options were granted under our 2010 Incentive Award Plan. The February 15 option grants vest 6/48 at the end of six months and 1/48 per month thereafter through a four-year period, subject to continued employment through the applicable vesting date. The August 15 option grants vest 7/48 at the end of one month and 1/48 per month thereafter through a 3.5-year period, subject to continued employment through the applicable vesting date. The February 15 RSU grants vest 1/4 increments annually over a four-year period, subject to continued employment through the applicable vesting date.

(3)
The amounts shown represent the fair value per share as of the grant date of such award determined pursuant to stock compensation accounting, multiplied by the number of shares. See Note 9 of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on February 2, 2016, for a discussion of all assumptions made by us in determining the value of the equity awards.

(4)
In connection with the change in his role to Senior Advisor, Commercial Operations, effective July 1, 2015, Mr. McNamara became eligible to participate in the CIP with a bonus target of 50%. The amounts represent the target and maximum bonus opportunities under the CIP in 2015 for Mr. McNamara, prorated for the length of his service as Senior Advisor, Commercial Operations.

(5)
Mr. McNamara participated in the Commission Plan for sales executives until June 30, 2015. The amounts represent the prorated target and maximum bonus opportunities under the Commission Plan in 2015 for Mr. McNamara.

Outstanding Equity Awards as of December 31, 2015
The following table summarizes the outstanding options to purchase shares of our common stock and RSUs that were held by our Named Executive Officers as of December 31, 2015:

	Option Awards					Stock Awards
Name	Grant Date	# of Securities Underlying Unexercised Options (# Exercisable)	# of Securities Underlying Unexercised Options (# Unexercisable) (*)	Option Exercise Price ($/share)	Option Expiration Date	Shares or units of stock that have not vested (#) (1)	Market value of shares or units of stock that have not vested ($) (2)
Gary S. Guthart	2/15/2007	35,000	—	$112.66	2/15/2017
	2/15/2008	50,000	—	$303.27	2/15/2018
	2/17/2009	60,000	—	$107.27	2/17/2019
	2/16/2010	37,500	—	$334.30	2/16/2020
	2/15/2011	31,875	—	$341.19	2/15/2021
	2/15/2012	13,417	583	$505.23	2/15/2022
	8/15/2012	13,417	583	$517.31	8/15/2022
	2/15/2013	5,312	2,188	$569.21	2/15/2023
	8/15/2013	5,313	2,187	$383.73	8/15/2023
	2/18/2014	1,718	2,032	$444.09	2/18/2024	1,875	$1,024,050
	8/15/2014	1,719	2,031	$459.14	8/15/2024
	2/17/2015	583	2,217	$514.00	2/17/2025	3,467	$1,893,537
	8/17/2015	584	2,216	$533.05	8/17/2025

Salvatore J. Brogna	2/15/2012	6,708	292	$505.23	2/15/2022
	8/15/2012	6,708	292	$517.31	8/15/2022
	2/15/2013	4,250	1,750	$569.21	2/15/2023
	8/15/2013	125	1,750	$383.73	8/15/2023
	2/18/2014	65	1,693	$444.09	2/18/2024	1,562	$853,102
	8/15/2014	65	1,693	$459.14	8/15/2024
	2/17/2015	510	1,940	$514.00	2/17/2025	3,033	$1,656,503
	8/17/2015	511	1,939	$533.05	8/17/2025

David J. Rosa	2/15/2008	7,200	—	$303.27	2/15/2018
	2/17/2009	30,000	—	$107.27	2/17/2019
	2/16/2010	17,500	—	$334.30	2/16/2020
	2/15/2011	16,000	—	$341.19	2/15/2021
	2/15/2012	6,708	292	$505.23	2/15/2022
	8/15/2012	6,708	292	$517.31	8/15/2022
	2/15/2013	4,250	1,750	$569.21	2/15/2023
	8/15/2013	8,500	3,500	$383.73	8/15/2023
	2/18/2014	1,432	1,693	$444.09	2/18/2024	1,562	$853,102
	8/7/2014	1,500	3,000	$441.80	8/7/2024	1,125	$614,430
	8/15/2014	1,432	1,693	$459.14	8/15/2024
	2/17/2015	510	1,940	$514.00	2/17/2025	3,033	$1,656,503
	8/17/2015	511	1,939	$533.05	8/17/2025

Mark J. Meltzer	11/7/2007	8,250	—	$309.46	11/7/2017

	2/15/2008	25,000	—	$303.27	2/15/2018
	2/16/2010	17,000	—	$334.30	2/16/2020
	2/15/2011	16,000	—	$341.19	2/15/2021
	2/15/2012	6,708	292	$505.23	2/15/2022
	8/15/2012	6,708	292	$517.31	8/15/2022
	2/15/2013	4,250	1,750	$569.21	2/15/2023
	8/15/2013	4,250	1,750	$383.73	8/15/2023
	2/18/2014	1,375	1,625	$444.09	2/18/2024	1,500	$819,240
	8/15/2014	1,375	1,625	$459.14	8/15/2024
	2/17/2015	382	1,456	$514.00	2/17/2025	2,275	$1,242,514
	8/17/2015	383	1,454	$533.05	8/17/2025

Marshall L. Mohr	2/15/2008	18,200	—	$303.27	2/15/2018
	2/17/2009	5,000	—	$107.27	2/17/2019
	2/16/2010	18,750	—	$334.30	2/16/2020
	2/15/2011	16,000	—	$341.19	2/15/2021
	2/15/2012	6,708	292	$505.23	2/15/2022
	8/15/2012	6,708	292	$517.31	8/15/2022
	2/15/2013	4,250	1,750	$569.21	2/15/2023
	8/15/2013	4,250	1,750	$383.73	8/15/2023
	2/18/2014	1,432	1,693	$444.09	2/18/2024	1,562	$853,102
	8/15/2014	1,432	1,693	$459.14	8/15/2024
	2/17/2015	474	1,801	$514.00	2/17/2025	2,817	$1,538,533
	8/17/2015	474	1,801	$533.05	8/17/2025

Jerome J. McNamara	2/15/2012	10,781	469	$505.23	2/15/2022
	8/15/2012	10,781	469	$517.31	8/15/2022
	2/15/2013	4,958	2,042	$569.21	2/15/2023
	8/15/2013	291	2,042	$383.73	8/15/2023
	2/18/2014	1,432	1,693	$444.09	2/18/2024	1,562	$853,102
	8/15/2014	1,432	1,693	$459.14	8/15/2024
	2/17/2015	346	1,317	$514.00	2/17/2025	2,058	$1,123,997
	8/17/2015	347	1,315	$533.05	8/17/2025

(*)
All of the listed options, except the August  2013, 2014, and 2015 grants vest 6/48 of the underlying option shares upon completion of six months of service following the date of grant and 1/48 per month thereafter, contingent upon continued employment. The August 2013, 2014, and 2015, options vest 7/48 of the underlying option shares upon completion of one month of service following the date of the grant and 1/48 per month thereafter, contingent upon continued employment. All of these options have a ten-year term.

(1) All of the listed RSUs vest in 1/4 increments annually over a four year period, subject to continued employment through the applicable vesting date.

(2)
The dollar amounts shown are determined by multiplying the number of unvested units by $546.16 (the closing price of the Company’s common stock on December 31, 2015, the last trading day of the Company’s fiscal year).

Option Exercises and Stock Vested During Fiscal 2015
The following table summarizes the options to purchase shares of our common stock exercised and vesting of stock during the year ended December 31, 2015, and the value realized upon exercise of stock options and vesting of stock awards by our Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($) (2)
Gary S. Guthart, Ph.D.	57,000	$23,698,227	625	$320,538
Salvatore J. Brogna	5,233	$554,289	521	$267,200
David J. Rosa	12,800	$2,771,988	896	$467,071
Mark J. Meltzer	8,875	$2,037,323	500	$256,430
Marshall L. Mohr	15,000	$5,987,394	521	$267,200
Jerome J. McNamara	39,667	$6,595,590	521	$267,200

(1)	The value realized equals the excess of the fair market value of our common stock at exercise over the option exercise price, multiplied by the number of shares for which the option was exercised.

(2)	The dollar amounts shown above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of the Company’s common stock on the vesting date.
Potential Payments Upon Termination or Change in Control
The following table shows potential payments to the NEOs upon a change in control of the Company and subsequent involuntary separation from service within 12 months after the change in control, in accordance with the Change in Control Plan. Under this plan, all eligible employees of the Company who have been employed at least six months prior to the separation from service date, including executive officers, are entitled to the following severance payments and benefits in the event of a termination of employment without cause or an involuntary separation from service within 12 months after a change in control of the Company:

•
a lump sum cash payment in the amount equal to the sum of six months of such eligible employee’s base compensation (defined in the Change in Control Plan as base salary and target bonus) plus an additional one month of base compensation for every year of such eligible employee’s service with the Company, such severance not to exceed 12 months;

•	six months of COBRA premiums, provided that such eligible employee elects continued coverage under COBRA; and

•	100% vesting of all outstanding unvested equity awards that the eligible employee then holds.
The amounts shown assume that a qualifying termination of employment was effective December 31, 2015, the last business day of the year, under the Change in Control Plan and are estimates of the amounts that would be paid to the NEOs upon such a termination of employment. The terms and conditions of the Change in Control Plan (including the definitions of the key plan terms) are set forth in the plan document.

Name	Base Compensation and Target Bonus ($) (1)	COBRA Premiums ($)	Total Value of Equity Acceleration ($) (2)	Total Potential Payment ($)
Gary S. Guthart, Ph.D.	$1,265,625	$11,543	$3,797,997	$5,075,165
Salvatore J. Brogna	$763,750	$7,994	$3,222,174	$3,993,918
David J. Rosa	$812,500	$11,543	$3,865,431	$4,689,474
Mark J. Meltzer	$650,000	$7,477	$2,739,540	$3,397,017
Marshall L. Mohr	$747,500	$11,543	$3,097,924	$3,856,967
Jerome J. McNamara	$275,625	$11,543	$2,721,232	$3,008,400

(1)
Amounts shown are the maximum potential payment the executive officer would have received as of December 31, 2015. Amounts of parachute payment cut-back as described below, if any, would be calculated upon actual termination of employment.

(2)
Amounts shown assume that all stock options would be exercised immediately upon termination of employment. Stock option values represent the excess of the market value of the option shares for which vesting is accelerated over the exercise price for those option shares, using $546.16 per share. The dollar amounts of RSUs are determined by multiplying the number of shares subject to the accelerated RSU awards by $546.16, which is the closing market price of a share of our common stock on December 31, 2015, the last trading day of our 2015 fiscal year.

For purposes of the Change in Control Plan, an involuntary separation from service for the Named Executive Officer's generally means, (i) without the executive’s express written consent, the assignment to the executive of any duties or the significant reduction of the executive’s duties, authority or responsibilities, which is inconsistent with the executive’s duties, authority or responsibilities in effect immediately prior to such assignment, or the removal of the executive from such duties, authority or responsibilities; (ii) a reduction by the Company in the base compensation of the executive as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the executive is entitled immediately prior to such reduction with the result that the executive’s overall benefits package is significantly reduced; (iv) the relocation of the executive to a facility or a location more than 25 miles from the executive’s then present location, without the executive’s express written consent; (v) any purported termination of the executive by the Company which is not effected for disability or for cause, or any purported termination for which the grounds relied upon are not valid; (vi) the failure of the Company to obtain the assumption of the agreement by any successors contemplated in the Change in Control Plan; or (vii) any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of the executive. In order for an executive to terminate employment in an involuntary separation from service, he or she must provide notice to the Company of the existence of a condition listed above, within 30 days of the initial existence of the condition, and the Company shall have 30 days following receipt of such notice to remedy such condition and not make any payments hereunder in connection with such termination of employment.
The payments and benefits pursuant to the Change in Control Plan are subject to the Named Executive Officer’s execution and non-revocation of a release of claims. Further, the Change in Control Plan specifically include a so-called parachute payment "best pay" provision, where payments and benefits will either be made to the executive in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 280G of the Internal Revenue Code, whichever of the foregoing amounts is greater on an after-tax basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board has determined that the following directors are “independent” under current NASDAQ rules: Craig H. Barratt, Michael A. Friedman, Eric H. Halvorson, Amal M. Johnson, Keith R. Leonard, Jr., Alan J. Levy, Mark J. Rubash, Lonnie M. Smith, and George Stalk, Jr.
The Company has adopted a written policy for approval of transactions between the Company and its related parties, such as directors, director nominees, executive officers, greater than five percent beneficial owners, and each of their respective immediate family members, as well as any firm, corporation or other entity in which such persons are employed, serve as general partner, principal or similar position or in which such persons own a five percent or greater beneficial ownership interest, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year. The policy provides that the Audit Committee review transactions subject to the policy and determine whether or not to approve or ratify those transactions. In doing so, they take into account:

•	whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

•	whether there are business reasons for the Company to enter into the related party transaction;

•	whether the transaction would impair the independence of an outside director;

•	whether the transaction would present an improper conflict of interest for any director or executive officer of the Company; and

•	any other factors deemed appropriate.
No member of the Audit Committee may participate in the approval of a related party transaction for which he or she is a related party.
In addition, each of the following types of related party transactions, which are deemed to be approved under the policy:

•
Compensation to an executive officer or director of the Company required to be disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K; or compensation to an executive officer who is not an immediate family member of a related party, provided that such compensation would have been reported pursuant to Item 402 of Regulation S-K as compensation earned for services to the Company if the executive was a “named executive officer”, and such compensation has been approved, or recommended to the Company’s Board of Directors for approval, by the Compensation Committee of the Board of Directors of the Company.

•	The following transactions that are in the Company’s ordinary course of business and where the financial interest of the related party arises only in the following indirect manners:

a)	from the related party’s position as a director of another corporation or organization that is a party to the transaction;

b)
from the direct or indirect ownership by the related party (or parties, in the aggregate) of less than a 10% equity interest in another person (other than a partnership) which is a party to the transaction; or

c)
from the related party’s position as a limited partner in a partnership in which the related party (or parties, in the aggregate) has or have an interest of less than 10%, and the related party is not a general partner of and does not have another position in the partnership.

•
Transactions that are in the Company’s ordinary course of business and where the interest of the related party arises solely from the ownership of a class of equity securities in the Company and all holders of such class of equity securities of the Company will receive the same benefit on a pro rata basis.

A summary of all material related party transactions, if any, is provided to the Audit Committee for its review at each regularly scheduled Audit Committee meeting. If advance approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chair of the Audit Committee and will be subject to ratification by the Audit Committee at the next regularly scheduled meeting.
Since January 1, 2015, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, director nominee, holder of more than five percent of our voting securities, any member of the immediate family of any of the foregoing or any entity in which such persons are employed or have a greater than five percent interest as noted above, had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The information in the following table sets forth the ownership of our common stock, as of December 31, 2015, by: (i) any person who is known by us to be the beneficial owner of more than five percent of our common stock; (ii) each of our Named Executive Officers named in the Compensation Discussion and Analysis section; (iii) each of our directors; and (iv) all such executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. For the purposes of calculating the percent ownership, as of December 31, 2015, approximately 38.1 million shares were issued and outstanding, including any individual who beneficially owns shares represented by options exercisable or RSUs vested within 60 days of December 31, 2015, these shares are treated as if outstanding for that person, but not for any other person.
The following table indicates those owners and their total number of beneficially owned shares, including shares subject to options exercisable or RSUs vested within 60 days of December 31, 2015; however, unless otherwise indicated, these shares do not include any options awarded after December 31, 2015:

	Beneficial Ownership
Beneficial Owner	Number of shares		Percent of Total
T. Rowe Price Associates, Inc.	6,363,199	(1)	16.7%
Baillie Gifford & Co.	2,288,372	(2)	6.0%
The Vanguard Group, Inc.	2,187,624	(3)	5.7%
BlackRock, Inc.	2,150,756	(4)	5.6%
The Bank of New York Mellon Corp.	1,953,233	(5)	5.1%
Morgan Stanley	1,337,656	(6)	3.5%
Lonnie M. Smith	336,375	(7)	0.9%
Gary S. Guthart, Ph.D.	320,617	(8)	0.8%
David J. Rosa	106,772	(9)	0.3%
Mark J. Meltzer	95,233	(10)	0.2%
Marshall L. Mohr	86,926	(11)	0.2%
Colin Morales	46,238	(12)	0.1%
Jerome J. McNamara	36,608	(13)	0.1%
Myriam J. Curet, M.D.	24,642	(14)	0.1%
Salvatore J. Brogna	23,063	(15)	0.1%
Alan J. Levy, Ph.D.	19,026	(16)	*
Amal M. Johnson	17,938	(17)	*
Mark J. Rubash	16,990	(18)	*
Craig H. Barratt, Ph.D.	14,542	(19)	*
Eric H. Halvorson	12,151	(20)	*
Jamie E. Samath	8,564	(21)	*
George Stalk, Jr.	7,254	(22)	*
Michael A. Friedman, M.D.	—	—	*
Keith R. Leonard, Jr.	—	—	*
All executive officers and directors as a group (18 persons)	1,172,939	(23)	3.1%

(*)	Represents less than 0.1% of the issued and outstanding shares.

(1)
Based on information provided by T. Rowe Price Associates, Inc. ("T. Rowe Price"), 100 East Pratt Street, Baltimore, MA 21202, in a Schedule 13G filed with the SEC on February 16, 2016, reporting beneficial ownership of Intuitive Surgical's stock as of December 31, 2015. According to such schedule 13G, T. Rowe Price has sole power to vote or direct the vote with respect to 2,159,043 shares and sole power to dispose or direct the disposition with respect to 6,363,199 shares.

(2)
Based on information provided by Baillie Gifford & Co. ("Baillie"), Calton Square, 1 Greenside Row, Edinburg EH1 3AN, Scotland, UK, in a Schedule 13G filed with the SEC on February 3, 2016, reporting beneficial ownership of Intuitive Surgical's stock as of December 31, 2015. According to such schedule 13G, Baillie has sole power to vote or direct the vote with respect to 1,385,734 shares and sole power to dispose or direct the disposition with respect to 2,288,372 shares.

(3)
Based on information provided by The Vanguard Group, ("Vanguard"), 100 Vanguard Blvd., Malvern, PA 19355, in a Schedule 13G filed with the SEC on February 10, 2016, reporting beneficial ownership of Intuitive Surgical's stock as of December 31, 2015. According to such schedule 13G, Vanguard has sole power to vote or direct the vote with respect to 69,599 shares, shared power to vote or direct the vote with respect to 3,700 shares, sole power to dispose or direct the disposition with respect to 2,115,166 shares, and shared power to dispose or direct the disposition with respect to 72,458 shares.

(4)
Based on information provided by BlackRock, Inc., ("BlackRock") 55 East 52nd Street, New York, NY 10055, in a Schedule 13G filed with the SEC on January 22, 2016, reporting beneficial ownership of Intuitive Surgical's stock as of December 31, 2015. According to such schedule 13G, Blackrock has sole power to vote or direct to vote with respect to 1,825,669 shares and sole power to dispose or direct the disposition with respect to 2,150,756 shares.

(5)
Based on information provided by The Bank of New York Mellon Corp. ("New York Mellon"), 225 Liberty Street, New York, NY 10286, in a Schedule 13G filed with the SEC on January 26, 2016, reporting beneficial ownership of Intuitive Surgical's stock as of December 31, 2015. According to such schedule 13G, New York Mellon has sole power to vote or direct the vote with respect to 1,656,200 shares, shared power to vote or direct the vote with respect to 427 shares, sole power to dispose or direct the disposition with respect to 1,601,882 shares, and shared disposition power with respect to 276,955 shares.

(6)
Based on information provided by Morgan Stanley, 1585 Broadway, New York, NY 10036, in a Schedule 13G filed with the SEC on February 11, 2016, reporting beneficial ownership of Intuitive Surgical's stock as of December 31, 2015. According to such schedule 13G, Morgan Stanley has sole power to vote or direct the vote with respect to 1,326,142 shares, shared power to vote or direct the vote with respect to 4 shares, and shared power to dispose or direct the disposition with respect to 1,337,656 shares.

(7)
Includes 20,300 shares held by the Smith Family Foundation, 215,329 shares held by Lonnie & Cheryl Smith Community Property, 3,183 shares in GRAT Paylink, 1,209 shares held by the Lonnie M. Smith Heartflow GRAT, 1,526 shares held by the Lonnie M. Smith Heartflow II GRAT, 2,582 shares held by Lonnie M. Smith TDC Grat, 30,000 shares held by McKram Investors on behalf of Lonnie & Cheryl Smith, 15,000 shares held by McKram Investors II on behalf of Lonnie & Cheryl Smith, 6,340 shares held in a Charitable Remainder Unitrust; 500 shares held in the Lonnie & Cheryl Smith Education Trust, 3,200 shares held in the Lonnie M. Smith Poly-Wood GRAT, 27,706 shares held directly by Lonnie Smith, as well as 9,500 shares issuable pursuant to options exercisable within 60 days of December 31, 2015.

(8)	Includes 60,349 shares directly owned, 258,776 shares issuable pursuant to options exercisable within 60 days of December 31, 2015, and 1,492 shares of RSUs vested within 60 days of December 31, 2015.

(9)	Includes 1,255 shares directly owned, 104,237 shares issuable pursuant to options exercisable within 60 days of December 31, 2015, and 1,280 shares of RSUs vested within 60 days of December 31, 2015.

(10)	Includes 996 shares directly owned, 93,168 shares issuable pursuant to options exercisable within 60 days of December 31, 2015, and 1,069 shares of RSUs vested within 60 days of December 31, 2015.

(11)	Includes 488 shares directly owned, 85,212 shares issuable pursuant to options exercisable within 60 days of December 31, 2015 and 1,226 shares of RSUs vested within 60 days of December 31, 2015.

(12)	Includes 94 shares directly owned, 45,293 shares issuable pursuant to options exercisable within 60 days of December 31, 2015, and 851 shares of RSUs vested within 60 days of December 31, 2015.

(13)	Includes 3,283 shares directly owned, 32,289 shares issuable pursuant to options exercisable within 60 days of December 31, 2015, and 1,036 shares of RSUs vested within 60 days of December 31, 2015.

(14)	Includes 115 shares directly owned, 23,676 shares issuable pursuant to options exercisable within 60 days of December 31, 2015, and 851 shares of RSUs vested within 60 days of December 31, 2015.

(15)
Includes 692 shares directly owned and 20,491 shares issuable pursuant to options exercisable within 60 days of December 31, 2015 and 1,280 shares of RSUs vested within 60 days of December 31, 2015. Also includes 600 shares held by the JARLSB Living Trust, of which Mr. Brogna is a trustee and has voting and investment authority over the shares held by the trust.

(16)	Includes 2,213 shares directly owned and 16,813 shares issuable pursuant to options exercisable within 60 days of December 31, 2015.

(17)	Includes 2,000 shares directly owned and 15,938 shares issuable pursuant to options exercisable within 60 days of December 31, 2015.

(18)	Includes 364 shares directly owned and 16,626 shares issuable pursuant to options exercisable within 60 days of December 31, 2015.

(19)
Includes 1,354 shares held by the Barratt-Oakley Trust dated November 29th 2004, of which Mr. Barratt is a trustee and has voting and investment authority over the shares held by the trust, as well as 13,188 shares issuable pursuant to options exercisable within 60 days of December 31, 2015.

(20)	Includes 2,025 shares directly owned and 10,126 shares issuable pursuant to options exercisable within 60 days of December 31, 2015.

(21)	Includes 228 shares directly owned, 7,831 shares issuable pursuant to options exercisable within 60 days of December 31, 2015, and 505 shares of RSUs vested within 60 days of December 31, 2015.

(22)	Includes 354 shares directly owned and 6,900 shares issuable pursuant to options exercisable within 60 days of December 31, 2015.

(23)	Includes 760,064 shares issuable pursuant to options exercisable within 60 days of December 31, 2015 and 9,590 shares of RSUs vested within 60 days of December 31, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Executive officers, directors and greater-than-10% beneficial owners are required to furnish us with copies of all of these forms which they file.
Based solely on our review of these reports or written representations from certain reporting persons, we believe that during 2015, all filing requirements applicable to our officers, directors, greater-than-10% beneficial owners and other persons subject to Section 16(a) of the Exchange Act were met.
Code of Business Conduct & Ethics
We have adopted a code of ethics that applies to all employees, including our executive officers. The full text of our code of ethics is posted on our website at http//www.intuitivesurgical.com. We intend to disclose future amendments to our code of business conduct and ethics, or certain waivers of such provisions, at the same location on our website identified above.

Equity Compensation Plan Information
The following table contains information as of December 31, 2015, for two categories of equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, awards, and rights (a)	Weighted-average exercise price of outstanding options and awards (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,540,639	$413.96	2,011,920
Equity compensation plans not approved by security holders (1)	618,529	$461.37	284,638
Total	4,159,168	$421.01	2,296,558

(1)
Represents options under the 2009 Employment Commencement Incentive Plan, adopted by the Board of Directors in October 2009 and first used in fiscal 2010. Options are granted at an exercise price not less than the fair market value of the stock on the date of grant and have a term not to exceed ten years.

(2)
The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to audit the Company's consolidated financial statements and the internal control over financial reporting for the year ending December 31, 2016. The Company is submitting its selection of PwC for ratification by the stockholders at the Annual Meeting. A representative of PwC is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
The following table sets forth the fees billed for services rendered by our auditors, PwC, for the years ended December 31, 2015, and 2014, respectively. All of the services described in the following fee table were approved by the Audit Committee.

	2015	2014
Audit Fees	$1,810,000	$1,681,030
Audit-related fees	146,500	228,960
Tax Fees	332,629	301,378
All Other Fees	16,800	1,800
Total	$2,305,929	$2,213,168
Audit Fees. This category includes the audit of our annual financial statements, the audit of our internal control over financial reporting, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit and regulatory filings, for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.
Audit-Related Fees. This category consists principally of pre-acquisition related financial due diligence services.
Tax Fees. This category consists of services for tax compliance, tax advice, and tax planning.
All Other Fees. This category consists of all other services that are not reported above. The services for the fee disclosed include annual subscription for accounting literature and benchmark comparison services.
Pre-Approval Policies and Procedures
All audit services, audit-related services, tax services, and other services were pre-approved by our Audit Committee, which concluded that the provision of such services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for the pre-approval of audit, audit-related, tax, and other services specifically described by the committee on an annual basis, and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the committee if it is to be provided by the independent registered public accounting firm. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

AUDIT COMMITTEE REPORT
The following audit committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.
Our Audit Committee is composed of “independent” directors, as determined in accordance with NASDAQ Stock Market’s Rules and Rule 10A-3 of the Exchange Act. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website at www.intuitivesurgical.com.
As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors with its oversight responsibilities regarding the integrity of our Company’s financial statements, our compliance with legal and regulatory requirements, assessing the independent registered public accounting firm’s qualifications and independence, and the performance of the persons performing the internal audit duties for our Company and the independent registered public accounting firm. The Company has a full-time Internal Audit department that reports to the Audit Committee. The Internal Audit department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s internal controls related to, for example, the reliability and integrity of the Company’s financial reporting process and the safeguarding of the Company’s assets. Management is responsible for preparation, presentation, and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls, and disclosure controls and procedures. PricewaterhouseCoopers LLP ("PwC"), the Company's independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board of Directors for 2015.
The Audit Committee has:

•	reviewed and discussed our audited financial statements with management and PwC, the independent auditors;

•
discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the auditors their independence.

In addition, the Audit Committee has met separately with management and with PwC.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.
Members of the Audit Committee

Mark J. Rubash (Chairman)	Eric H. Halvorson	George Stalk Jr.

OVERVIEW OF PROPOSALS
This Proxy Statement contains FOUR proposals requiring stockholder action. Proposal No. 1 requests the election of nine directors to the Board. Proposal No. 2 requests advisory approval of the compensation of our NEOs. Proposal No. 3 requests the ratification of the appointment of the independent registered public accounting firm. Proposal No. 4 requests the approval of an amendment and restatement of the Company's 2010 Incentive Award Plan. Each of the proposals is discussed in more detail in the pages that follow.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board of Directors has ten authorized seats. Mr. Halvorson has notified the Company of his decision to retire and will not seek re-election at the Annual Meeting. Immediately prior to the Annual Meeting, the authorized size of the Board will be reduced to nine. All of the Company’s current directors, except Mr. Halvorson, have been nominated for re-election at the Annual Meeting to serve a one-year term expiring at the 2017 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.
Craig H. Barratt, Michael A. Friedman, Gary S. Guthart, Ph.D., Amal M. Johnson, Keith R. Leonard, Jr., Alan J. Levy, Ph.D., Mark J. Rubash, Lonnie M. Smith, and George Stalk Jr. have been nominated by the Board of Directors to serve as directors. Please refer to “Directors and Corporate Governance” section above for the nominees’ biographies.
The Company’s Bylaws provide for a majority voting standard in uncontested elections of directors. As such, in an election where the number of nominees for director does not exceed the number of directors to be elected, a nominee for director will be elected to the Board of Directors if the number of shares voted for the nominee exceeds the number of shares voted against the nominee. The majority voting standard would not apply, however, if the number of nominees for director exceeds the number of directors to be elected. In that case, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting would be elected.
The majority voting standard will apply to the election taking place at the meeting. Consequently, in order to be elected, a nominee must receive more “for” votes than “against” votes. Proxies may not be voted for more than the nine nominees, and stockholders may not cumulate votes in the election of directors. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for the nominee, if any, who may be designated by the Board of Directors to fill the vacancy.
Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board of Directors unless the proxy is marked in such a manner so as to withhold authority to vote. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.
Vote Required
A majority of the votes cast is required to elect each of the director nominees. This means that to be elected a nominee must receive more “for” votes than “against” votes.
Recommendation of the Board
The Board recommends that stockholders vote FOR the election of Craig H. Barratt, Ph.D., Michael A. Friedman, Gary S. Guthart, Ph.D., Amal M. Johnson, Keith R. Leonard, Jr., Alan J. Levy, Ph.D., Mark J. Rubash, Lonnie M. Smith, and George Stalk, Jr.

PROPOSAL NO. 2
ADVISORY APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
The primary objective of our executive compensation program is to attract and retain a talented, entrepreneurial, and creative team of executives who will provide leadership to make surgery more effective, less invasive, and easier on surgeons, patients, and their families. The Company accomplishes this goal in a manner consistent with its strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. The Company believes the compensation program for the NEOs is strongly aligned with the long-term interests of its stockholders and was instrumental in helping the Company achieve its financial performance in 2015.
At the Company’s 2015 Annual Meeting of Stockholders, our stockholders approved the compensation of our NEOs, with over 94% of the votes cast voted in favor of the proposal. The Compensation Committee continues to apply the same principles and philosophy it has used in previous years in determining executive compensation. It will continue to consider stockholder concerns and feedback in the future. The Compensation Committee is continuously working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation and will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs. See the “Compensation Discussion and Analysis” section above for a more detailed discussion.
Stockholders are urged to read the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis (“CD&A”) section which discusses the Company’s compensation policies and practices, and the 2015 compensation for the Company’s NEOs. The Compensation Committee and the Board believe that the Company’s compensation policies and practices are effective in achieving the Company’s goals and are consistent with stockholder interests.
The Company has determined to hold a separate stockholder vote on the compensation of our NEOs every year; and, therefore, as a matter of good corporate governance and in accordance with Section 14A of the Exchange Act, we are including in this Proxy Statement a separate stockholder vote on the approval of the NEOs’ compensation, which vote is non-binding. Accordingly, we are asking you to approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the Executive Compensation section of this Proxy Statement, including the CD&A and the related compensation tables and other narrative executive compensation disclosure contained therein.
The following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Intuitive Surgical approve, on an advisory basis, the compensation of Intuitive Surgical’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement.”
Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote. The Compensation Committee will consider our stockholders’ concerns to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement and take them into account in future determinations concerning our executive compensation program. Unless the Compensation Committee or the Board modifies the Company’s determination in the frequency of future advisory stockholder votes on the compensation of the NEOs, the next advisory board vote will be held at the 2017 Annual Meeting of Stockholders.
The Board therefore recommends that you indicate your support for the Company’s compensation policies and practices as reflected in the compensation of the NEOs, as outlined above.
Recommendation of the Board
The Board recommends that stockholders vote, on an advisory basis, FOR the approval of the named executive officers’ compensation described in the CD&A, the compensation tables and the narrative discussion of this Proxy Statement.

PROPOSAL NO. 3
THE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s independent registered public accounting firm and its auditors for the year ended December 31, 2015, were PricewaterhouseCoopers LLP ("PwC"). At the Annual Meeting, the stockholders are being asked to ratify the appointment of PwC as the Company’s independent registered public accounting firm for 2016. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders. Representatives of PwC are expected to be present at the Annual Meeting and to respond to appropriate questions.
Vote Required
Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting and entitled to vote on the proposal.
Recommendation of the Board
The Board recommends a vote FOR the ratification of appointment of PwC as the Company's independent registered public accounting firm.

PROPOSAL NO. 4
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE INTUITIVE SURGICAL, INC. 2010 INCENTIVE AWARD PLAN
General
We are asking you to approve the amendment and restatement to Intuitive Surgical, Inc. 2010 Incentive Award Plan (the “Amended 2010 Plan”), which increases the shares of common stock reserved for issuance under the Intuitive Surgical, Inc. 2010 Incentive Award Plan, as previously amended and restated effective January 28, 2015 (the “2010 Plan”), by 800,000 shares from 6,250,000 shares, thereby increasing the total number of shares reserved for issuance to 7,050,000. Our Board of Directors has unanimously adopted, subject to stockholder approval, the Amended 2010 Plan for employees and other service providers of the Company and its subsidiaries. Per the requirements set forth in the 2010 Plan, the Amended 2010 Plan will become effective if approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
In addition to the above, we are asking stockholders to approve the Amended 2010 Plan to satisfy the stockholder approval requirements of Section 162(m) of the Code (“Section 162(m)”).
In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2010 Plan is discussed below.
Stockholder approval of the Amended 2010 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Amended 2010 Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Amended 2010 Plan’s performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct all compensation under the Amended 2010 Plan. Nothing in this proposal precludes us or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).
Introduction
We designed the 2010 Plan with the intent to conform to best practices in equity compensation plans. The 2010 Plan was initially approved by shareholders on April 21, 2010 and reserved a total of 1,250,000 shares thereunder, and replaced our previously expiring 2000 Equity Incentive Plan. The 2010 Plan adopted many features designed to address stockholders concerns related to equity incentive plans such as prohibiting repricing, eliminating “evergreen” share replenishment features, granting only non-discounted options, and disallowing transfer of options to third parties. In the years following its adoption, the 2010 Plan has been amended and restated, most recently in 2015, among other things, to increase the number of shares of common stock reserved for issuance.
To continue to align the long-term interests of our employees with those of our stockholders, and attract and retain the highest quality of talent in a highly competitive labor market, we have determined to amend and restate the 2010 Plan to further increase the number of shares of common stock reserved for issuance by 800,000 shares. Our request is approximately 2.1% of the total shares of common stock outstanding as of the record date. Equity-based compensation continues to serve as a key component of our Company’s success. The Compensation Committee and the Board of Directors have approved and are asking you to approve the amendment and restatement to the 2010 Plan. Non-approval of the Amended 2010 Plan may compel the Company to increase the cash component of employee compensation because the Company would need to replace components of compensation previously delivered in equity awards.
The Company believes that long-term equity awards are an extremely important way to attract and retain a talented executive team and align the executives’ interests with the Company’s stockholders. Over the past five years, the Company’s investment in the expansion of robotic surgery, including development of da Vinci Surgical Systems, development of surgical instruments and accessories, regulatory approval and compliance, expanding surgical applications, training surgeons and surgical teams and otherwise expanding the market for our products; has resulted in exceptional growth in the Company’s revenue and earnings. Over the period from 2008 through 2015, the Company’s annual revenue grew from $875 million to $2.4 billion; net income grew from $204 million to $589 million, while the Company’s cash and investments grew from $902 million at December 31, 2008 to $3.3 billion at December 31, 2015. From March 2009 through December 31, 2015, the Company has also repurchased 9.1 million shares of its outstanding common stock. The Company’s success has also resulted in a significant increase in stockholder value as the

Company’s market capitalization grew from $5.0 billion at December 31, 2008 to $20.4 billion at December 31, 2015, an increase of approximately 308%.
The Board believes the Company’s success is due to its highly talented employee base and that future success depends on the ability to attract and retain high-caliber employees. The Company’s engineering operations are primarily located in Silicon Valley, where it must compete with many technology companies, including high profile start-ups, for a limited pool of talented people. We also compete with other large medical device companies for a limited pool of exceptional sales and service personnel globally. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company to obtain the high-quality employees it needs.
The 2009 Employment Commencement Incentive Plan and the 2010 Plan are our only active employee equity plans (other than our Employee Stock Purchase Plan). As of January 31, 2016, the Compensation Committee anticipates that the 800,000 shares requested under the Amended 2010 Plan, plus 1,770,497 shares available for issuance under the 2010 Plan prior to the amendment and restatement, and the remaining 280,927 shares authorized under the 2009 Employment Commencement Incentive Plan (together the “Equity Plans”) will enable the Company to fund its equity compensation program through the date of our 2018 Annual Meeting, accommodating anticipated grants relating to the hiring, retention and promotion of employees.
The Compensation Committee (which administers our equity plans) recognizes its responsibility to strike a balance between stockholder concerns regarding the potential dilutive effect of equity awards and the ability to attract, retain and reward employees whose contributions are critical to the long-term success of the Company. The Company stresses a team approach and environment, believes that all employees should be driving a common set of goals and believes that our employees’ interests should be aligned with the interests of our stockholders. Accordingly, all U.S. employees and nearly all non-U.S. employees are granted long-term equity awards.
Burn Rate and Overhang
In administering our equity program, we consider both our “burn rate” and our “overhang”. We define “burn rate” as the number of equity awards granted in the year, net of cancellations, divided by the sum of the undiluted weighted average shares of our common stock outstanding during the year plus the number of options that have been issued and are outstanding. The “burn rate” measures the potential dilutive effect of our annual equity grants. We granted 441,579 stock options and 274,456 RSUs in 2015 and 231,021 stock options and 36,652 RSUs were forfeited or canceled in 2015. As of December 31, 2015, the number of weighted average shares outstanding was 37,074,312, and the total number of stock options and RSUs outstanding was 4,157,820 and 405,437 respectively. For fiscal 2015, our burn rate was 1.1%. Our three-year average burn rate from fiscal 2013 through fiscal 2015 was 1.8%.
We define “overhang” as the equity awards outstanding but not exercised, plus equity awards available to be granted (the “available equity award shares”), divided by the total shares of common stock outstanding plus the available equity award shares. The overhang measures the potential dilutive effect of outstanding equity awards and future awards available for grant.
The following table shows the details of equity awards available for grant as of January 31, 2016, and as of December 31, 2015, including overhang calculations, and assumes stockholders approve the Amended 2010 Plan:

	January 31, 2016	December 31, 2015
2010 Plan	1,770,497	1,763,776
Proposed shares under the Amended 2010 Plan	800,000	—
2009 Employment Commencement Incentive Plan	280,927	284,614
2000 Non-employee Directors’ Stock Option Plan	51,112	51,212
Total estimated shares available to grant	2,902,536	2,099,602
Options and RSUs outstanding	4,471,463	4,563,257
Total overhang	7,373,999	6,662,859

Shares outstanding	37,499,988	37,370,665
Total overhang percentage	16.4%	15.1%

We believe that our burn rate and equity overhang are reasonable in relation to companies in our industry and reflect a judicious use of equity for compensation purposes. We also encourage our employees to hold their options for an extended period of time and view performance for the long-term. The following table summarizes significant ranges of outstanding and exercisable options as of January 31, 2016:

	Options Outstanding				Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value (in millions)(1)	Number of Shares	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value (in millions)(1)
$95.89-$334.30	871,783	3.11	$245.79		871,783		$245.79
$341.19-$383.73	833,323	6.20	$362.71		685,488		$358.55
$384.90-$505.23	1,065,120	7.37	$471.21		674,731		$480.01
$508.25-$545.24	815,977	7.82	$520.29		480,894		$519.03
$551.39-$579.24	481,996	6.89	$568.75		364,340		$568.80
Total	4,068,199	6.25	$422.08	$496.7	3,077,236	5.60	$403.21	$433.8

(1)
The aggregate intrinsic value represents the total pre-tax intrinsic value, based on the Company’s closing stock price of $540.85 as of January 29, 2016, which would have been received by the stock option holders had all stock option holders exercised their stock options as of that date.

A summary of the principal provisions of the Amended 2010 Plan is set forth below. The summary is qualified by reference to the full text of the Amended 2010 Plan, which is included as Exhibit A to this proxy statement.
General

•	The Amended 2010 Plan has a ten-year term.

•
The Amended 2010 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, performance share awards, dividend equivalents, performance bonus awards and other performance-based awards to eligible individuals.

•
6,250,000 shares of common stock were previously authorized for issuance pursuant to awards under the 2010 Plan and we are proposing to increase the number of shares under the Amended 2010 Plan by 800,000.

•
Assuming that Proposal No. 4 is approved, the number of shares of common stock requested under the Amended 2010 Plan represent approximately 2.1% of the total outstanding shares of common stock as of December 31, 2015.

•	As of February 25, 2016, the closing price of our common stock on the NASDAQ Global Select Market was $559.28 per share.
Administration
The Amended 2010 Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee may delegate to a committee of one or more members of our Board of Directors or one or more of our officers the authority to grant or amend awards to participants other than our senior executives who are subject to Section 16 of the Exchange Act or employees who are “covered employees” within the meaning of Section 162(m). Unless otherwise determined by the Board of Directors, the Compensation Committee will consist solely of two or more members of the Board of Directors, each of whom is an “outside director” within the meaning of Section 162(m), a “non-employee director” as defined by Rule 16b-3 of the Exchange Act, and an “independent director” under the rules of the NASDAQ Stock Market (or other principal securities market on which shares of our common stock are traded).
The Compensation Committee has general authority to administer the Amended 2010 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities. However, the full Board of Directors will conduct the general administration of the Amended 2010 Plan with respect to any awards to non-employee members of the Board of Directors.
Eligibility
Persons eligible to participate in the Amended 2010 Plan include our eight non-employee members of the Board of Directors, approximately 3,211 employees of the Company and its subsidiaries and affiliates (including our executive officers), and consultants to the Company and its subsidiaries, as determined by the Compensation Committee.
Limitation on Awards and Shares Available
The aggregate number of shares of common stock which may be issued or transferred pursuant to the 2010 Plan is 6,250,000 shares of common stock. If the Amended 2010 Plan is approved by the stockholders, such aggregate number of shares will be

7,050,000. Any shares that are subject to awards of options or stock appreciation rights shall be counted against this limit as one (1) share for every one (1) share granted. Any shares that are subject to awards other than stock options or SARs that are settled in shares of common stock (“Full Value Awards”) shall be counted against this limit as 2.3 shares for everyone one (1) share granted. The shares of common stock covered by the Amended 2010 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.
To the extent that an award terminates, or expires for any reason, or an award is settled in cash without delivery of shares to the participant, then any shares subject to the award may be used again for new grants under the Amended 2010 Plan, provided, that for each share subject to a Full Value Award that so terminated, expired or settled in cash, 2.3 shares shall again become issuable under the Amended 2010 Plan. However, shares which are (i) tendered by the holder or withheld by us in satisfaction of an option exercise price or tax withholding obligations with respect to any award, (ii) subject to a stock appreciation right that are not issued in connection with a stock settlement of such right, or (iii) purchased on the open market with the cash proceeds from an option exercise, will not be available for grant under the Amended 2010 Plan. Under the Amended 2010 Plan any restricted stock repurchased by the Company at the same price paid by the participant so that such shares are returned to the Company will again be available for awards. Additionally, the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries or affiliates will not be counted against shares available for issuance under the Amended 2010 Plan.
The maximum aggregate number of shares of common stock that may be subject to one or more awards granted to any one participant pursuant to the Amended 2010 Plan during any calendar year is 250,000. The maximum aggregate amount of cash that may be paid with respect to one or more awards payable in cash that may be granted to any one person pursuant to the Amended 2010 Plan during any calendar year is $2,000,000.
Awards
The Amended 2010 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, SARs, restricted stock awards, restricted stock units, performance share awards, dividend equivalents, performance bonus awards and other performance-based awards to eligible individuals. Certain awards under the Amended 2010 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Amended 2010 Plan are or will be set forth in award agreements, which detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards are generally settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the Amended 2010 Plan. See the “2015 Summary Compensation Table” and “Grants of Plan-Based Awards Table” in this Proxy Statement, for information on prior awards to our NEOs identified in those tables.
Stock Options. Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the Amended 2010 Plan. The option exercise price of all stock options granted pursuant to the Amended 2010 Plan will not be less than 100% of the fair market value of the common stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event may a stock option have a term extending beyond ten years after the date of grant. Incentive stock options granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of Company stock, however, shall have an exercise price that is not less than 110% of the fair market value of the common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.
Stock Appreciation Rights. Stock appreciation rights may also be granted under the Amended 2010 Plan. Stock appreciation rights typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price per share, which will be no less than 100% of the fair market value of our common stock on the date of grant. SARs may be exercised as determined by the Compensation Committee, but in no event may an SAR have a term extending beyond ten years after the date of grant. Upon exercise of a SAR, payment may be made in cash or check or other property acceptable to the Compensation Committee.
Restricted Stock, Restricted Stock Units and Performance Shares. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a number of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, RSUs and performance shares may be based on continuing service with us or our affiliates, the attainment of performance goals and/or such other conditions as the plan administrator may determine.
Performance Bonus Awards and Other Performance-Based Awards. Performance bonus awards are cash incentive bonuses subject to performance goals. Other performance-based awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met.
Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. The Amended 2010 Plan requires that any dividend equivalents linked to awards that are subject to performance-based vesting be subject to the same performance-based vesting conditions applicable to the underlying award.
Performance Awards. Performance awards include any of the awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The Compensation Committee will determine whether performance awards are intended to constitute “qualified performance-based compensation”, or QPBC, within the meaning of Section 162(m), in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m). In order to constitute QPBC under Section 162(m), in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our compensation committee and linked to stockholder-approved performance criteria. For purposes of the Amended 2010 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, and may be used in setting performance goals applicable to other performance awards:

•	gross or net sales or revenue;

•	net earnings (either before or after one or more of the following: interest, taxes, depreciation and amortization);

•	operating earnings or profit;

•	gross or net profit or operating margin;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on assets;

•	return on capital;

•	return on invested capital;

•	return on stockholders’ equity;

•	return on sales;

•	earnings per share;

•	multiples of price per share to earnings per share (“P/E”);

•	multiples of P/E to growth;

•	price per share of common stock;

•	stock price appreciation;

•	total stockholder return;

•	economic value added (EVA = net operating profit after taxes - a capital charge);

•	achievement of objectively determinable strategic initiatives;

•	number of procedures; and

•	employee productivity.
Any such performance criteria may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Amended 2010 Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards.
The Compensation Committee will determine the methods by which payments by any award holder with respect to any awards may be paid, the form of payment, including, without limitation: (1) cash or check; (2) shares (including in the case of payment of the exercise price of an award, shares issuable pursuant to the exercise of the award) or shares held for such period of time as may be required by the Compensation Committee in order to avoid adverse accounting consequences, in each case, having a fair market value on the date of delivery equal to the aggregate payments required; or (3) other property acceptable to the Compensation Committee (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of such sale). However, no participant who is a member of the Board of Directors or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate the prohibitions on loans made or arranged by us as set forth in Section 13(k) of the Exchange Act.

No Repricing
In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) may any adjustment be made to a stock option or a SAR award under the Amended 2010 Plan (by amendment, cancellation and re-grant, exchange or other means) that would constitute a repricing of the per-share exercise or base price of the award.
Transferability
Generally, awards granted under the Amended 2010 Plan will not be transferable by a participant other than by will or the laws of descent and distribution or, subject to the consent of the Compensation Committee, pursuant to a domestic relations order. Generally, stock options and SARs will be exercisable during a participant’s lifetime only by him or her, unless it has been disposed of pursuant to a domestic relations order; after the death of a participant, any exercisable portion of an option or SAR may be exercised by his personal representative or by any person empowered to do so under the deceased participant’s will or under the then applicable laws of descent and distribution. However, the Compensation Committee has the authority to permit a participant to transfer an award other than an incentive stock option to a permitted transferee, subject to the terms and conditions in the Amended 2010 Plan. In no event may an award be transferable for consideration absent stockholder approval.
Adjustment Provisions
Certain transactions with our stockholders not involving our receipt of consideration, such as a stock split, spin-off, stock dividend or certain recapitalizations may affect the share price of our common stock (which transactions are referred to collectively as “equity restructurings”). In the event that an equity restructuring occurs, the class, number of shares and exercise or grant price of outstanding awards will be equitably adjusted, and the plan administrator will make such further equitable adjustments as it may deem appropriate to reflect the equity restructuring with respect to the aggregate number and kind of shares that may be issued under the Amended 2010 Plan. Other types of transactions may also affect our common stock, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and the plan administrator determines that an adjustment to the plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the Amended 2010 Plan, the plan administrator will equitably adjust the Amended 2010 Plan as to the class of shares issuable and the maximum number of shares of our stock subject to the Amended 2010 Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of our stock in such manner as it may deem equitable.
Effect of Certain Corporate Transactions
For purposes of the Amended 2010 Plan, a “change in control” generally means certain transactions in which a person acquires 50% or more of our total voting power; certain changes in the composition of our Board of Directors over a two-year period; a merger or consolidation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by our voting securities or such surviving entity’s voting securities outstanding immediately after such merger or consolidation (or the voting securities of the parent of the entity which survives such merger or consolidation); a sale or disposition of all or substantially all of our assets, other than a sale or disposition of all or substantially all of our assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of us immediately prior to such sale; or approval by our stockholders of a plan of complete liquidation. The Board, in its sole discretion, may adopt a change in control program to determine the vesting schedule, exercisability and other terms of outstanding awards on or after a change in control.

Amendment and Termination
The Compensation Committee or our Board of Directors may terminate, amend, or modify the Amended 2010 Plan at any time; however, stockholder approval will be obtained for any amendment to increase the number of shares available under the Amended 2010 Plan. In addition, absent stockholder approval, no option or SAR may be amended to reduce the per share exercise price of the shares subject to such option or SAR below the per share exercise price as of the date the option or SAR was granted and, except to the extent permitted by the Amended 2010 Plan in connection with certain changes in capital structure, no option, SAR, cash or other award may be granted in exchange for, or in connection with, the cancellation or surrender of an option or SAR having a higher per share exercise price.
In no event may an award be granted pursuant to the Amended 2010 Plan on or after the tenth anniversary of the date the Board of Directors approved the Amended 2010 Plan.

Federal Income Tax Consequences
The following is a general summary under current U.S. law of the material federal income tax consequences with respect to the Amended 2010 Plan. This summary deals with the general U.S. tax principles that apply and is provided only for general information. Some kinds of taxes, such as foreign, state and local income taxes, as well as gift and estate tax considerations, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality, and the summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances.
With respect to nonqualified stock options, we are generally entitled to deduct, and the optionee recognizes taxable income in an amount equal to, the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.
The current federal income tax consequences of other awards authorized under the Amended 2010 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture and restricted stock units will result in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions applicable to such awards lapse (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at ordinary income rates at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees.
The Amended 2010 Plan is designed to meet the requirements of Section 162(m) for grants of awards. There can be no assurance that compensation attributable to awards granted under the Amended 2010 Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to us.
New Plan Benefits
As of January 31, 2016, 4,431,138 shares subject to options awards and 446,449 RSUs had been granted pursuant to the 2010 Plan. Awards, if any, to be granted to officers, employees and consultants are determined from time to time by the Compensation Committee and are not presently determinable, other than annual awards made to our directors pursuant to our non-employee director compensation program. On the date of our Annual Meeting, we expect that our non-employee directors as a group will receive an aggregate number of RSUs with an aggregate grant date fair value of $1.8 million pursuant to the Amended 2010 Plan if approved by our shareholders. For additional detail on the compensation to our non-employee directors, please see “Compensation for Directors” above.
As of January 31, 2016, the number of options and RSUs received at any time under the 2010 Plan to date by Dr. Guthart, and Messrs. McNamara, Meltzer, Mohr, Brogna, and Rosa were 87,975 options (5,967 RSUs); 71,075 options (4,141 RSUs); 51,675 options (4,275 RSUs); 52,800 options (4,900 RSUs); 53,150 options (5,116 RSUs); and 63,650 options (6,616 RSUs), respectively; by all current executive officers as a group was 466,225 options (39,932 RSUs); by all current directors who were not executive officers as a group was 10,000 options (7,254 RSUs); by Drs. Barratt, Friedman and Levy, Ms. Johnson, Messrs. Leonard, Rubash, Smith, and Stalk were 10,000 options (6,440 RSUs); by each associate of any of such directors, executive officers or nominees was 0; by each other person who received 5 percent of such options or rights was 0; by all employees who were not executive officers as a group was 3,964,913 options (406,517 RSUs).
Vote Required
Approval of the Amended 2010 Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
Recommendation of the Board
The Board recommends that stockholders vote FOR the amendment and restatement of the 2010 Incentive Award Plan to increase the number of shares of common stock reserved for the issuance pursuant to stock option awards under the 2010 Incentive Award Plan from 6,250,000 to 7,050,000 and to provide the other benefits set forth above.

OTHER INFORMATION
Other Matters at the Annual Meeting
We do not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.
Security Holder Communication with Board Members
Any holder of our securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to our investor relations department at our executive offices as identified in this Proxy Statement. Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;

•	the number and type of our securities owned by such security holder; and

•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.
Our investor relations department will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication. Our investor relations department may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from our Company or any of our operating units. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.
Company Website

References to our Company website are made throughout this Proxy Statement. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Exhibit A
AMENDED AND RESTATED INTUITIVE SURGICAL, INC. 2010 INCENTIVE AWARD PLAN
(As Adopted by the Board of Directors on February 4, 2010) (Amendment and Restatement Adopted by the Board of Directors on February 3, 2011) (Approved by the Shareholders on April 21, 2011) (Amendment and Restatement Adopted by the Board of Directors on February 2, 2012) (Amendment and Restatement Adopted by the Board of Directors on January 31, 2013) (Amendment and Restatement Adopted by the Board of Directors on January 28, 2015)
(Amendment and Restatement Adopted by the Board of Directors on January 28, 2016)

ARTICLE 1.
PURPOSE
The purpose of the Intuitive Surgical, Inc. 2010 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Intuitive Surgical, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide an ability to motivate, attract and retain the services of members of the Board, Employees and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2 “Affiliate” shall mean (a) Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.
2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalent award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).
2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.6 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.
2.7 “Board” shall mean the Board of Directors of the Company.
2.8 “Change in Control” shall mean and includes each of the following:
(a) Any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
(b) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
(c) There is consummated a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or the parent of the entity which survives such merger or consolidation; or
(d) The stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least eighty percent (80%) of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.
In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.
2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.
2.11 “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.
2.12 “Company” shall mean Intuitive Surgical, Inc., a Delaware corporation.
2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.14 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
2.15 “Director” shall mean a member of the Board, as constituted from time to time.
2.16 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.
2.17 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.18 “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.
2.19 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.
2.20 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.
2.21 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.22 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.23 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.24. “Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Affiliate).
2.25 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.26 “Holder” shall mean a person who has been granted an Award.
2.27 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.28 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.29 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.
2.30 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.31 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.32 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.
2.33 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
2.34 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following:
(i) gross or net sales or revenue;
(ii) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization);

(iii) operating earnings or profit;
(iv) gross or net profit or operating margin;
(v) cash flow (including, but not limited to, operating cash flow and free cash flow);
(vi) return on assets;
(vii) return on capital;
(viii) return on invested capital;
(ix) return on stockholders’ equity;
(x) return on sales;
(xi) earnings per share;
(xii) multiples of price per share to earnings per share (“P/E”);
(xiii) multiples of P/E to growth;
(xiv) price per share of Common Stock;
(xv) stock price appreciation;
(xvi) total stockholder return;
(xvii) economic value added (EVA = net operating profit after taxes-a capital charge);
(xviii) achievement of objectively determinable strategic initiatives;
(xix) number of procedures and
(xx) employee productivity,
any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions; or (xx) non-cash items. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.
2.35 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.
2.36 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.
2.37 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.
2.38 “Plan” shall mean this Intuitive Surgical, Inc. 2010 Incentive Award Plan, as it may be amended or restated from time to time.

2.39 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.40 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.41 “Restricted Stock Units” shall mean the right to receive Shares awarded under Section 9.3.
2.42 “Securities Act” shall mean the Securities Act of 1933, as amended.
2.43 “Shares” shall mean shares of Common Stock.
2.44 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.
2.45 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.46 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.47 “Termination of Service” shall mean,
(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.
(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.
(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.

(a) Subject to Section 13.2 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 7,050,000; provided however, that any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted and any Shares that are subject to Full Value Awards shall be counted against this limit as 2.3 Shares for every one (1) Share granted.
(b) If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan, provided, that for each Share subject to a Full Value Award that is so forfeited, expired or settled in cash, 2.3 Shares shall be again become available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by the Holder or withheld by the Company in payment of the exercise price of an Option or to satisfy any tax withholding obligation with respect to an Award; (ii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iii) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.
3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate amount of cash that may be paid with respect to one or more Awards payable in cash that may be granted to any one person during any calendar year shall be $2,000,000 and the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 250,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.
ARTICLE 4.
GRANTING OF AWARDS
4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.
4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

4.6 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
ARTICLE 5
PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION
5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation.
5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.
5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any Performance Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.
5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 8 or 9 to one or more Eligible Individuals and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.
5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 6.
GRANTING OF OPTIONS
6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any Affiliate corporation of the Company (as defined in Section 424(f) of the Code). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Affiliate or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.
6.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
6.4 Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.
6.5 Option Vesting.
(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any Performance Criteria, or any other criteria selected by the Administrator.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.
6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
6.7 Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.
ARTICLE 7.
EXERCISE OF OPTIONS
7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.
7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;
(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c) In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and
(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.
7.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.
ARTICLE 8.
AWARD OF RESTRICTED STOCK
8.1 Award of Restricted Stock.
(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
8.2 Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
8.4 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.
8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.
8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
ARTICLE 9.
AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, RESTRICTED STOCK UNITS
9.1 Performance Awards.
(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares, or both, as determined by the Administrator.
(b) Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.
9.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.
(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
9.3 Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. Restricted Stock Units may be paid in cash, Shares, or both, as determined by the Administrator. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.4 Term. The term of a Performance Award, Dividend Equivalent award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.
9.5 Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.
9.6 Exercise upon Termination of Service. A Performance Award, Dividend Equivalent award, and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.
ARTICLE 10.
AWARD OF STOCK APPRECIATION RIGHTS
10.1 Grant of Stock Appreciation Rights.
(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.
(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.
(c) Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2 Stock Appreciation Right Vesting.
(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator.
(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.
10.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;
(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and
(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.
10.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.
10.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash or check or other form of legal consideration acceptable to the Administrator, as determined by the Administrator.
ARTICLE 11.
ADDITIONAL TERMS OF AWARDS
11.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
11.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
11.3 Transferability of Awards.
(a) Except as otherwise provided in Section 11.3(b):
(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;
(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and
(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.
(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. In no event may an Award be transferable for consideration absent stockholder approval.
(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.
11.4 Conditions to Issuance of Shares.
(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements.
(b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.
(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
11.5 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).
11.6 Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.
ARTICLE 12.
ADMINISTRATION
12.1 Administrator. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.
12.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award

Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
12.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.4 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a) Designate Eligible Individuals to receive Awards;
(b) Determine the type or types of Awards to be granted to each Eligible Individual;
(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(g) Decide all other matters that must be determined in connection with an Award;
(h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and
(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

12.6 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.
ARTICLE 13.
MISCELLANEOUS PROVISIONS
13.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (i) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, or (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.
13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, Change in Control or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance Based Compensation shall be consistent with the requirements of Section 162(m) of the Code.
(b) In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;
(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and
(v) To provide that the Award cannot vest, be exercised or become payable after such event.
(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):
(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or
(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit). The adjustments provided under this Section 10.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.
(d) Notwithstanding any other provision of the Plan, the Board, in its sole discretion, and on such terms and conditions as it deems appropriate, is authorized to adopt or put into place a change in control program to determine the vesting schedule, exercisability and other terms of outstanding Awards on or after a Change in Control.
(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(f) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify.
(g) No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.
(h) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(i) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.
(j) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, Change in Control or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.
13.3 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

13.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.
13.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.
13.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
13.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
13.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
13.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
13.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
13.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.
13.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.13 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
13.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

INTUITIVE SURGICAL, INC.

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Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for Intuitive Surgical, Inc.'s Annual Meeting of Stockholders to be Held on April 21, 2016

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The form of proxy, proxy statement, and annual report to stockholders are available at:

www.envisionreports.com/ISRG

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/ISRG to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 7, 2016, to facilitate timely delivery.

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Stockholder Meeting Notice

Intuitive Surgical, Inc.'s Annual Meeting of Stockholders will be held on April 21, 2016, at Intuitive Surgical, Inc., 1020 Kifer Rd., Sunnyvale, CA 94086, at 3:00 p.m. Pacific Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all nominees, and FOR Proposals 2, 3, and 4:

1. Election of Directors: 01 - Craig H. Barratt, Ph.D.; 02 - Michael A. Friedman, M.D.; 03 - Gary S. Guthart, Ph.D.; 04 - Amal M. Johnson; 05 - Keith R. Leonard, Jr.; 06 - Alan J. Levy, Ph.D.; 07 - Mark J. Rubash; 08 - Lonnie M. Smith; 09 - George Stalk, Jr.
2. To approve, by advisory vote, the compensation of our named executive officers.
3. The ratification of appointment of PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.
4. To approve the amendment and restatement of the Intuitive Surgical, Inc. 2010 Incentive Award Plan.
5. Such other business as may properly come before the meeting or any adjournment thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card or vote in person at Intuitive Surgical, Inc's Annual Meeting of Stockholders. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the 2016 Annual Meeting of Stockholders

Directions to Intuitive Surgical, Inc.
Take Interstate US 101 (south from San Fransisco, north from San Jose)
Exit at Lawrence Expy.
Turn south onto Lawrence Expy.
Turn right on Kifer Road
Proceed to 1020 Kifer Road

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet –** Go to www.envisionreports.com/ISRG. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone –** Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email –** Send email to investorvote@computershare.com with "Proxy Materials Intuitive Surgical, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 7, 2016.

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Daylight Time, on April 21, 2016.

Vote by Internet

- Go to **www.envisionreports.com/ISRG**
- Or scan the QR code with your smartphone
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Vote by telephone

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Craig H. Barratt, Ph.D.	☐	☐	02 - Michael A. Friedman, M.D.	☐	☐	03 - Gary S. Guthart, Ph.D.	☐	☐
04 - Amal M. Johnson	☐	☐	05 - Keith R. Leonard, Jr.	☐	☐	06 - Alan J. Levy, Ph.D.	☐	☐
07 - Mark J. Rubash	☐	☐	08 - Lonnie M. Smith	☐	☐	09 - George Stalk, Jr.	☐	☐

	For	Against	Abstain
2. To approve, by advisory vote, the compensation of our named executive officers.	☐	☐	☐
3. The ratification of appointment of PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐
4. To approve the amendment and restatement of the Intuitive Surgical, Inc. 2010 Incentive Award Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Proxy — Intuitive Surgical, Inc.

Proxy Solicited by the Board of Directors for the 2016 Annual Meeting of Stockholders

Intuitive Surgical, Inc.
1020 Kifer Rd., Sunnyvale, CA 94086
Proxy Solicited by Board of Directors for Annual Meeting – April 21, 2016

The stockholders hereby appoint Gary S. Guthart, Ph. D. and Alan C. Mendelson, or any of them as proxies, each with the power of substitution, to represent and vote all shares that the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Intuitive Surgical, Inc. to be held on April 21, 2016, or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If you do not state otherwise, your proxy will be voted "FOR" all nominees listed in Proposal 1 and "FOR" Proposals 2, 3, and 4.

Any additional business as properly may come before the 2016 meeting of stockholders or any adjournment or postponement thereof will be voted in accordance with the judgment of the person voting the proxy. You may revoke this proxy at any time prior to commencement of voting at the 2016 Annual Meeting of Stockholders or any adjournment or postponement thereof.

(Items to be voted appear on reverse side.)